                                 LOAN AGREEMENT

                                  by and among

                       INTEGRATED PROCESS EQUIPMENT CORP.,
                           IPEC PLANAR PORTLAND, INC.,
                           IPEC PLANAR PHOENIX, INC.,
                                IPEC CLEAN, INC.,
                              IPEC PRECISION, INC.
                                 ("Borrowers"),

                 FIRST INTERSTATE BANK OF ARIZONA, NA., as Agent
                                   ("Agent"),

                                       and

                  the Banks named on the Signature Pages hereof
                                   ("Banks")

                                   Dated as of
                                 APRIL 24, 1996


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 RECITALS .................................................................  1

 ARTICLE 1

 DEFINITIONS AND MISCELLANEOUS PROVISIONS .................................  1
        1.1 Definitions  .. ...............................................  1
        1.2 Other Definitional Provisions ................................. 15
        1.3 Pricing Matrix ................................................ 15

 ARTICLE 2

 THE LOAN FACILITIES ...................................................... 16
        2.1    RCF Commitment ............................................. 16
        2.2    Term Loan Commitment ....................................... 17
        2.3    Fees ....................................................... 17

 ARTICLE 3

 PROVISIONS AFFECTING ALL LOANS ........................................... 17
        3.1    Interest Rates ............................................. 17
        3.2    Interest Rate Options and Applicable Margin ................ 18
        3.3    Procedure for RCF Borrowings; Conversions and Continuations. 19
        3.4    Procedure for Term Loan Borrowing .......................... 20
        3.5    Computation ................................................ 21
        3.6    LIBOR Advance Provisions ................................... 21

 ARTICLE 4

 NOTES AND NOTE PAYMENTS .................................................. 22
        4.1    The Revolving Credit Note .................................. 22
        4.2    The Term Note .............................................. 22
        4.3    Required Payment of Principal and Interest on the Loans .... 23
        4.4    Permitted Principal Prepayments ............................ 24
        4.5    Payments on Business Days Only ............................. 24
        4.6    Manner and Application of Payments ......................... 24
        4.7    Funding Loss Indemnification ............................... 24

 ARTICLE 5

 LETTERS OF CREDIT ........................................................ 25
        5.1    Letters of Credit .......................................... 25
        5.2    Letter of Credit Issuance Fees ............................. 25
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ARTICLE 6

CONDITIONS PRECEDENT TO LOANS ............................................  25
        6.1    Conditions Precedent to Initial Advance Under All Loans ...  25
        6.2    All Advances ..............................................  27

ARTICLE 7

REPRESENTATIONS AND WARRANTIES ...........................................  28
        7.1    Organization and Standing .................................  28
        7.2    Authorization and Power ...................................  28
        7.3    No Conflicts or Consents ..................................  29
        7.4    Enforceable Obligations ...................................  29
        7.5    Financial Condition .......................................  29
        7.7    No Default ................................................  30
        7.8    No Litigation .............................................  30
        7.9    Use of Proceeds; Margin Stock .............................  30
        7.10   Taxes .....................................................  30
        7.11   Compliance with Law .......................................  30
        7.12   Subsidiaries ..............................................  30
        7.13   Principal Office, Etc. ....................................  30
        7.14   Environmental Compliance ..................................  30
        7.15   Patents, Trademarks, Etc. .................................  31
        7.16   Burdensome Restrictions ...................................  31
        7.17   Investment Company Act ....................................  31
        7.18   Retirement Benefits .......................................  31
        7.19   Full Disclosure ...........................................  31
        7.20   Survival of Representations, Etc. .........................  31

ARTICLE 8

AFFIRMATIVE COVENANTS ....................................................  32
        8.1    Financial Statements, Reports and Documents ...............  32
        8.2    Payment of Taxes and Other Indebtedness ...................  34
        8.3    Maintenance of Existence and Rights; Conduct of Business ..  34
        8.4    Other Notices .............................................  34
        8.5    Compliance with Loan Documents ............................  34
        8.6    Maintenance of Properties .................................  35
        8.7    Notice of Litigation ......................................  35
        8.8    ERISA .....................................................  35
        8.9    Books and Records; Access .................................  35
        8.10   Compliance with Law .......................................  35
        8.11   Insurance .................................................  35
        8.12   Inspection ................................................  36
        8.13   Further Assurances ........................................  36

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                                                                            Page
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ARTICLE 9

NEGATIVE COVENANTS .......................................................  36
         9.1     Liquidation, Mergers, Consolidations and Dispositions
                 of Substantial Assets ...................................  36
         9.2     Negative Pledges; Subsidiary Restrictions ...............  37
         9.3     Transactions with Affiliates ............................  37
         9.4     Accounting Changes ......................................  37
         9.5     Investments .............................................  37
         9.6     [Intentionally omitted] .................................  37
         9.7     Liens ...................................................  37
         9.8     Contingent Obligations ..................................  38
         9.9     Operating Income ........................................  38
         9.10    No Amendments ...........................................  38
         9.11    Leverage Ratio ..........................................  38
         9.12    Quick Ratio .............................................  38
         9.13    Debt Service Coverage Ratio .............................  38
         9.14    Tangible Net Worth ......................................  38
         9.16    Margin Stock ............................................  38
         9.17    No Fundamental Change ...................................  38
         9.18    Continuity of Certain Senior Managers ...................  38

  ARTICLE 10

  EVENTS OF DEFAULT ......................................................  39
         10.1 Events of Default ..........................................  39
         10.2 Remedies Upon Event of Default .............................  41
         10.3 Performance by Banks .......................................  41

  ARTICLE 11

  THE AGENT ..............................................................  42
         11.1    Appointment and Authorization ...........................  42
         11.2    Note Holders ............................................  42
         11.3    Consultation With Counsel ...............................  42
         11.4    Documents ...............................................  42
         11.5    Agent and Affiliates ....................................  42
         11.6    Action by Agent .........................................  42
         11.7    Credit Analysis .........................................  43
         11.8    Notices of Event of Default etc. ........................  43
         11.9    Indemnification .........................................  43
         11.10   Payments ................................................  43
         11.11   Sharing of Payments .....................................  44
         11.12   Forwarding of Information to Banks ......................  44
         11.13   Successor Agent .........................................  44

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                                                                          Page
ARTICLE 12                                                                ----

MISCELLANEOUS ..........................................................   45
         12.1   Survival of Loan Documents .............................   45
         12.2   Modification ...........................................   45
         12.3   Waiver .................................................   46
         12.4   Payment of Expenses ....................................   46
         12.5   Notices ................................................   46
         12.6   Assignments and Participation; Transferees .............   47
         12.7   Arbitration ............................................   48
         12.8   Governing Law ..........................................   49
         12.9   Invalid Provisions .....................................   49
         12.10  Offset .................................................   50
         12.11  Binding Effect .........................................   50
         12.12  Entirety ...............................................   50
         12.13  Headings ...............................................   50
         12.14  Participation ..........................................   50
         12.15  No Third Party Beneficiary .............................   50
         12.16  Pricing Matrix, Schedules and Exhibits Incorporated ....   50
         12.17  Counterparts ...........................................   51
         12.18  Choice of Forum; Consent to Service of Process;
                Jurisdiction; Waiver of Jury Trial .....................   51
         12.19  Confidentiality ........................................   51
         12.20  No Agency ..............................................   51

                    TABLE OF ANNEXES, EXHIBITS AND SCHEDULES

  Annexes:

          Annex 1           Commitment Amounts of the Banks

          Annex 2           Pricing Matrix

  Exhibits:

          Exhibit "A"       Form of Borrowing Base Certificate

          Exhibit "B"       Form of Revolving Credit Note

          Exhibit "C"       Form of Term Note

          Exhibit "D"       Form of Security Agreement

          Exhibit "E"       Form of Patent Mortgage

          Exhibit "F"       Form of Negative Pledge Instrument

          Exhibit "G"       Disclosure Statement

          Exhibit "H"       Form of Compliance Certificate

   Schedules:

          Schedule 1.1      Approved Foreign Accounts

          Schedule 1.2      Approved Concentration Accounts

          Schedule 1-3(a)   Permitted Indebtedness.

          Schedule 1.3(b)   Liens Existing on the date of the Loan Agreement.

          Schedule 6.1(f)   Financing Statements to be Terminated by Borrowers

          Schedule 7.14     List of Patents, Trademarks, Etc.

                                 LOAN AGREEMENT



         BY THIS LOAN AGREEMENT (this "Loan Agreement" or "Agreement"), made and entered into as of April 24, 1996, by and among INTEGRATED PROCESS EQUIPMENT CORP., a Delaware corporation ("Parent"), the other "Borrowers" so defined below, FIRST INTERSTATE BANK OF ARIZONA, N.A. ("First Interstate") (First Interstate and any other lender who becomes a party hereto under subsection
12.6 being herein referred to collectively as the "Banks" and individually as a "Bank"), and FIRST INTERSTATE BANK OF ARIZONA, N.A., as agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Agent"), in consideration of the mutual promises herein contained the parties hereto do hereby confirm as follows:

                                    RECITALS

         A. Business. Parent is a holding company presently engaged through its subsidiaries in the business of producing chemical mechanical polishing equipment and ancillary businesses. The undersigned Borrowers, other than Parent, are wholly owned Subsidiaries.

         B. Credit Accommodations. Borrowers have applied to the Banks for the following joint and several credit facilities:

                  (i) a $30,000,000 revolving loan facility, to provide working capital for general corporate purposes of the Borrowers; and

                  (ii) a $10,000,000 term loan, the proceeds of which shall be used to satisfy some or all of outstanding loans of the Borrowers to Fred Kassner and to provide working capital for general corporate purposes of the Borrowers.

         C. Borrowers' Relationships. Each Borrower is intended to be a co-obligor with respect to all Loans (such term and other capitalized terms being used herein with the meaning attributed thereto in Article 1 hereof) extended by the Banks hereunder to any Borrower. The board of directors of each Borrower has specifically determined that it is in such Borrower's best interest to borrow jointly and severally and to grant Liens in such Borrower's property and assets to secure the joint and several obligations of Borrowers contemplated under this Agreement, and have mutually designated by appropriate corporate action the Chief Financial Officer of Parent and one or more other officers of Borrowers to act on behalf of all Borrowers with respect to the credit accommodations contemplated by this Agreement.

                                    ARTICLE 1

                    DEFINITIONS AND MISCELLANEOUS PROVISIONS

         1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings (and such meanings be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Accounts": All "accounts" (as defined in the UCC) of Borrowers now owned or hereafter created or acquired and includes all accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned arising or resulting from the sale of goods or the rendering of services, a proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation.

         "Advance": An advance of the proceeds of the RCF or, if the context so requires, an outstanding portion of the RCF that bears interest at a particular interest rate.

         "Affiliate": Of any Person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent": See the Preamble hereto.

         "Applicable Margin": At any date of determination, with respect to any Available Interest Rate, the relevant percent, if any, set forth under any one of the pricing levels set forth in the Pricing Matrix.

         "Approved Concentration Accounts": Those Accounts listed on Schedule
1.2 hereto, in an amount set forth on Schedule 1.2.

         "Approved Foreign Accounts": Those Accounts identified on Schedule 1.1 hereto.

         "Authorized Person": John S. Hodgson, Parent"s Vice President and Chief Financial Officer, and any other individual duly serving as an officer of Parent from time to time and designated in writing to Agent by Parent.

         "Available Interest Rate": With respect to the Revolving Credit Loans and the Take-Out Term Loan, the LIBOR Rate and the Prime Rate, plus the Applicable Margin (if any); and with respect to the Term Loan, the Prime Rate and the Treasuries Rate, plus the Applicable Margin.

         "Banks": See the Preamble hereto.

         "Borrowers": Each of the following entities:

               (i) Parent;

               (ii) IPEC Planar Portland, Inc., an Oregon corporation;

               (iii) IPEC Planar Phoenix, Inc., a Delaware corporation;

               (iv) IPEC Clean, Inc., a California corporation; and

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
                (v) IPEC Precision, Inc., a Delaware corporation.

         "Borrowing Base": As of any date of determination, an amount equal to eighty percent (80%) of the net face amount of Eligible Accounts.

         "Borrowing Base Certificate": A certificate and assignment schedule duly executed by an Authorized Person appropriately completed and in substantially the form of Exhibit "A".

         "Break Funding Costs": In the event that the Term Loan shall bear interest at the Treasuries Rate, an amount equal to the difference between (i) the principal balance outstanding under the Term Loan at the time of a prepayment and (ii) the present value of the remaining scheduled payments of principal and interest on the Term Loan through the scheduled Term Loan Repayment Date, discounted at the market rate at the time of prepayment. For purposes hereof, the market rate shall be the rate of interest equal to the yield to maturity of United States Treasury Notes having a comparable maturity date as the Term Loan, as determined by the Agent in its sole discretion, from quotations in the Wall Street Journal, or other reliable quotation source selected by the Agent. If the market rate is greater than the rate of interest on the Term Loan at the time of prepayment, the Break Funding Costs shall be zero.

         "Business Day": A day upon which business is transacted by national banks in Phoenix, Arizona.

         "Capitalized Lease": Any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         "Cash Equivalents": Any of the following: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within nine months from the date of acquisition thereof; (b) commercial paper maturing no more than nine months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor"s Rating Group or at least P-1 from Moody"s Investors Service, Inc.; (c) certificates of deposit or bankers" acceptances maturing within six months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank (I) organized under the laws of the United States of America, any state thereof or the District of Columbia, or any foreign bank, having combined capital and surplus of not less than $100,000,000, and (II) which has a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent, and either (i) not subject to setoff rights in favor of such bank or (ii) no indebtedness for borrowed money is owed to such bank;
(d) money market programs that are acceptable to the Agent; and (e) other investment programs that are acceptable to the Agent.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collateral Examination Fee": See Section 2.3(c).

         "Commitment Fees": See Section 2.3(a).

         "Consequential Loss": With respect to Borrowers" payment (other than any payment of a Principal Shortfall Amount) of all or any portion of the then-outstanding principal amount of any Loan bearing interest at the LIBOR Rate on a day other than the last day of the related Interest Period, shall mean any loss, cost or expense actually incurred by any Bank as a result of the timing of such payment or in redepositing such principal amount.

         "Contingent Obligation": With respect to any Person at any time of determination, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person or in any manner providing for the payment, purchase, or acquisition of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of Indebtedness of any other Person against loss, provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

         "Controlled Group": Severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

         "Conversion Date": See Section 3.3(c).

         "Debt Service Coverage Ratio": The result of the following calculation, expressed as a percentage, at the end of any period comprising four consecutive fiscal quarters of Parent:

                  (i) The sum of Parent"s consolidated net income, depreciation expense, amortization expense, interest expense, operating lease expense, and non-cash expense, including purchased research and development, less the sum of noncash income and extraordinary gains, in each case determined in accordance with GAAP, as measured over the preceding four fiscal quarters of Parent; divided by

                  (ii) The sum of consolidated operating lease expense and interest expense, as measured over such preceding four fiscal quarters of Parent, plus the current portion of Parent"s consolidated long-term debt (excluding, however, any current portion of the Term Loan, but including any current maturities under the Take-Out Term Loan) and the current portion of Capitalized Leases which existed as of the end of the fiscal quarter for which the calculation is done.

         "Disclosure Statement": The disclosure statement of Borrowers attached as Exhibit G this Loan Agreement.

         "Dollars and $": Lawful currency of the United States of America.

         "Effective Date": Such date as all conditions stated in Article 6.1 of this Loan Agreement have been satisfied, which date shall occur, if at all, prior to May 18, 1996.

         "Eligible Accounts": As at any date of determination, the aggregate of all Accounts that Agent, in its reasonable judgment, deems to be eligible for borrowing purposes.

Without limiting the generality of the foregoing, the following Accounts are not Eligible Accounts:

                        (i) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than 90 days after the date of issuance of such invoice;

                        (ii) Accounts which remain unpaid for more than 90 days after invoice date;

                        (iii) The portion of any Account which a Borrower customarily and currently classifies as a holdback, being that portion with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return the goods giving rise to such obligation to pay or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor in each case, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                        (iv) Accounts due from a customer (other than Approved Concentration Accounts identified on Schedule 1.2) to the extent that such Accounts exceed in the aggregate an amount equal to 10% of the aggregate of all Accounts at said date (it being confirmed that only the excess over such 10% shall be deemed ineligible);

                        (v) Accounts (other than Approved Foreign Accounts identified on Schedule 1.1) due from a customer whose principal place of business is located outside the United States of America or Canada unless such Account is either (a) guaranteed or insured by the Export-Import Bank of the United States or (b) backed by a letter of credit, in form and substance acceptable to the Agent, in its reasonable discretion, and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that has capital and surplus in excess of $250,000,000 and that is acceptable to the Agent, in its sole discretion; provided that, if the Agent so requires, such letter of credit or evidence of such guarantee or such insurance has been delivered to the Agent as additional collateral for the benefit of the Banks;

                        (vi) Accounts due from a customer (other than SGS-Thompson) if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than 90 days after invoice date;

                        (vii) Accounts due from a customer which the Agent has notified (which notice shall be given by Agent in a reasonably timely manner) Borrower does not have a satisfactory credit standing (as determined in the reasonable discretion of the Agent);

                        (viii) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality of any thereof, unless Borrowers have, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                        (ix) Accounts with respect to which the customer is an Affiliate of any Borrower or a director, officer, agent, stockholder or employee of Borrower or any of their respective Affiliates;

                        (x) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

                        (xi) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of the Agent for the benefit of the Banks;

                        (xii) Accounts with respect to which the Agent does not have a valid, first priority and fully perfected security interest for the benefit of the Banks;

                        (xiii) Accounts subject to any Lien except Liens in favor of the Agent for the benefit of the Banks;

                        (xiv) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                        (xv) Amy Account with respect to which the customer is a creditor of any Borrower, provided, however that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by all Borrowers to such Person.

                "Environmental Laws": Any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

                "ERISA": The Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA shall be deemed to refer to any successor or substitute provisions therefor.

                "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                "Eurodollar Reserve Requirement": For any LIBOR Advance for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including without limitation, basic, supplemental, marginal and emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Banks against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit of credit or proration, exemptions or offsets that might otherwise be available to such Bank from time to time under Regulation D.

               "Event of Default": See Article 10.

               "Facility Fee": See Section 2.3(a).

               "Funded Debt": The sum of all debt on which interest charges customarily are paid or accrue plus all Capitalized Leases which would appear as a liabilities on a consolidated balance sheet of the Parent.

               "GAAP": Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board ("APB") or by the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrowers, except that any accounting principle or practice required to be changed by the APB or FASB (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice shall be subject to the provisions of Section 1.2(b) of this Loan Agreement.

               "Governmental Authority": Any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their business, operations or properties.

               "Hazardous Material": All or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls, in excess of fifty parts per million.

               "Indebtedness": With respect to any Person, at the time of any determination, without 'duplication, all obligations contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (1) all obligations of such Person for borrowed money; (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations of such Person upon which interest charges are customarily paid or accrued; (4) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (5) all obligations of such person issued or assumed as the deferred purchase price of property or services, (6) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (7) all Capitalized Lease obligations of such

Person; (8) all obligations of any partnership or joint venture as to which such Person may become personally liable; and (9) all Contingent Obligations of such Person.

               "Intangible Assets": Of any Person shall mean those assets of such Person which are patents, copyrights, trademarks, trade names, developed technologies, assembled work forces, franchises and goodwill and shall include any amounts due from related Persons of any Borrower (i.e., officers, directors and shareholders), and any other assets that would be classified as intangible assets in accordance with GAAP.

               "Interbank Offered Rate": Applicable to any Interest Period for a LIBOR Advance means the prevailing rate of interest per annum (rounded upward, if necessary, to the next .01 of 1%) at which deposits in immediately available funds in Dollars are offered at approximately 11:00 o'clock A.M., London time, two Business Days prior to the first day of such Interest Period by major financial institutions active in the London interbank eurodollar market to first class banks in the London interbank eurodollar market for delivery on the first day of the Interest Period, such deposits being for a period of time equal or comparable to the Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Advance to which the Interest Period relates, as such prevailing rate of interest is determined by Agent from time to time from the Bloomberg News Service, page DG15a Index G P G X, the Telerate screen, page 3750, or the Reuters screen, LEBO page, or a similar service customarily used by the Agent.

               "Interest Period": With respect to a LIBOR Advance, the period commencing on the date of such LIBOR Advance or the date of Conversion into such LIBOR Advance, and ending on the last day duly selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period duly selected by Borrower. The duration of each Interest Period shall be 30, 60, 90, or 180 days, as Borrower may, upon notice received by Agent no later than 11:00 A.M. (Phoenix time) on the third Business Day prior to the first day of such Interest Period. In the event that Borrower shall duly exercise its option to convert the principal balance of the RCF to the Take-Out Term Loan, the foregoing provisions of this definition shall be equally applicable thereto, except that no Interest Period shall extend beyond the Take-Out Term Loan Repayment Date.

               "Interest Rate Options": The interest rates per annum for the specified Loan that is an Available Interest Rate for such Loan and which is identified as such in the Pricing Matrix.

               "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

               "Letter of Credit": Any letter of credit, whether a commercial letter of credit or a Stand-By Letter of Credit, issued by First Interstate at the request of any Borrower.

               "Leverage Ratio": Shall mean, at any time of determination, the ratio of Funded Debt to Tangible Net Worth, expressed as a decimal number.

               "LIBOR Advance": Any outstanding Advance under the RCF or the Take-Out Term Loan with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

               "LIBOR Rate": With respect to each Interest Period applicable to a LIBOR Advance, the rate per annum (rounded upward, if necessary, to the next
 .01 of 1%) determined by the Agent to be equal to the sum of (1) the quotient of
(a) the Interbank Offered Rate divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement for such Interest Period, plus (2) the Applicable Margin.

               "Lien": With respect to any Person, any lien, mortgage, security interest, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness or performance under any guarantee, whether arising by agreement or under any statute or law, or otherwise.

               "Loan Agreement": See the Preamble hereto.

               "Loan Documents": This Loan Agreement, the Notes (including any renewals, extensions and refundings thereof), each of the Security Documents, and any written agreements, certificates or documents (and with respect to this Loan Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered by any Borrower pursuant to the terms of this Loan Agreement or any other Loan Document.

               "Loans": The credit accommodations described in Sections 2.1 and
2.2 of this Loan Agreement.

               "Material Adverse Effect": Any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) materially impairs the ability of the Borrowers or any Borrower to fulfill their or its obligations under the Loan Documents, or (iii) causes an Event of Default or a Potential Default.

               "Negative Pledge Instrument": The Negative Pledge Instrument in the form of Exhibit "F".

               "Notes": The Revolving Credit Note and the Term Note, each executed by Borrowers and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof.

               "Obligation": All Indebtedness and other obligations of every kind and character of Borrowers or any Borrower to the Agent or the Banks hereunder and under the other Loan Documents, whether direct or indirect, whether requiring payment or performance, whether now existing or hereafter arising or acquired, and whether such obligations are from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including (without limitation) payment of the Loans in accordance with the terms thereof and performance and observance of every term, provision and condition of this Agreement, the Notes and the other Loan Documents.

               "Operating Income": For any period of determination, net operating income of Parent on a consolidated basis, plus the sum of Parent consolidated non-cash expense related to purchased research and development plus the consolidated non-cash debt discount expenses, all determined in accordance with GAAP.

               "Parent": See the Preamble hereto.

               "Past Due Rate": The interest rate per annum that is three percent (3%) above the Prime Rate.

               "Patent Mortgage": The Security Agreement and
Mortgage-Trademarks, Patents and Copyrights of each Borrower in the form of Exhibit E hereto.

               "Payment Amount": See Section 4.3(b).

               "PBGC": The Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

               "Permitted Indebtedness": Any Indebtedness identified on Schedule 1.3(a) hereto, any Indebtedness not so identified but which does not exceed $100,000 in aggregate principal amount on the date of the Loan Agreement, and any Capitalized Leases in effect on the date of the Loan Agreement (which respect to equipment subject to such capitalized leases on such date).

               "Permitted Liens": (1) Liens in favor of the Agent for the benefit of the Banks; (2) Liens identified on Schedule 1.3(b) hereto existing on the Effective Date; (3) purchase money Liens on assets acquired by any Borrower, including Liens on equipment or other personal property under a Capitalized Lease, up to a maximum amount of $5,000,000 (determined by original purchase price or cost) during any fiscal year of the Parent; (4) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof; provided that (i) such Liens existed at the time such Person become a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; (5) pledges or deposits made to secure payment of workers' compensation (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs; (6) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness or other liabilities whose payment is not yet due; (7) Liens for taxes, assessments and governmental charges or levies not yet due; (8) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (9) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such (I) are in existence on the date of this Agreement, or (II) do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use; or (10) Liens (not otherwise permitted under the Loan Agreement) which secure obligations of any Borrower not exceeding (as to all Borrowers) $100,000 in aggregate amount at any time outstanding.

               "Person": Shall include an individual, a corporation, a joint venture, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

               "Plan": An employee benefit plan which is covered by ERISA and in respect of which Parent or any Subsidiary is an "employer" as defined in Section 3(5) of ERISA.

               "Potential Default": An event or occurrence that, with the giving of due notice or the passage of time, or both, constitutes an Event of Default.

               "Pricing Matrix": The Pricing Matrix attached as Annex 2 hereto.

               "Prime Advance" Any outstanding Advance under the RCF or the Take-Out Term Loan with respect to which the interest rate is calculated by reference to the Prime Rate.

               "Prime Rate": The rate of interest designated by the Agent as its "Prime Rate," as publicly announced by Agent from time to time. Borrowers acknowledges that the Agent and the Banks, from time to time, may extend credit to other borrowers at rates of interest varying from, and having no relationship to, such general reference rate. Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the effective date specified in such public announcement of a change in the Prime Rate.

               "Pro Rata Share": With respect to each Bank, in each case expressed as a percentage:

                      (i) as such term pertains to such Bank's obligation to make Revolving Credit Loans, the fraction which its RCF
       Commitment Amount is of the aggregate of all RCF Commitment Amounts,

                      (ii) as such term pertains to such Bank's right to receive payment of interest on its outstanding Revolving Credit Loans (or its portion of the Take-Out Term Loan, if the Revolving Credit Loans have been converted to the Take-Out Term Loan), the fraction which the outstanding amount of interest owed on or with respect to the outstanding principal balance of such Bank's Revolving Credit Loans (or its portion of the Take-Out Term Loan, as aforesaid) is of the aggregate outstanding amount of interest owed on or with respect to the aggregate unpaid principal balance of all Revolving Credit Loans or the Take-Out Term Loan, as the case may be,

                      (iii) as such term pertains to such Bank's right to receive payment of principal of its outstanding Revolving Credit Loans (or its portion of the Take-Out Term Loan, if the Revolving Credit Loans have been converted to the Take-Out Term Loan), the fraction which the amount of the unpaid principal balance of its Revolving Credit Loans (or its portion of the Take-Out Term Loan, as aforesaid) is of the aggregate unpaid principal balance of all Revolving Credit Loans or the Take-Out Term Loan, as the case may be,

                      (iv) as such term pertains to such Bank's right to receive commitment fees under Section 2.3(b) of the Loan Agreement with respect to the RCF Commitment, the fraction which such Bank's RCF Commitment Amount is of the sum of a RCF Commitment Amounts,

                      (v) as such term pertains to such Bank's obligations under subsection 11.9 of the Loan Agreement, and for all other purposes, the fraction which the sum of (1) such Bank's Term Loan Commitment or, if its Term Loan Commitment has terminated, the unpaid principal balance of its Term Loan Advance, and (2) such Bank's RCF Commitment Amount or, if its RCF Commitment has terminated, the unpaid principal balance of its Revolving Credit Loans (or of its portion of the Take-Out Term Loan, if the Revolving Credit Loans have been converted to the Take-Out Term Loan) is to the sum of (A) the sum of the Term Loan Commitment Amounts or, if the Term Loan Commitments have terminated, the unpaid principal balance of the Term Loan Advance, and (B) the sum of the RCF Commitments or, if the RCF Commitments have terminated, the unpaid principal balance of all of the Revolving Credit Loans (or of its portion of the Take-Out Term Loan, as aforesaid). For purposes of this clause (v), if such Bank's RCF Commitment has terminated, the maximum drawable amount under outstanding Letters of Credit issued pursuant to Article 5 hereof shall be added to the unpaid principal balance of such Bank's Revolving Credit Loans (or of its Take-Out Term Loan, if the Revolving Credit Loans have been converted to the Take-Out Term Loan).

                "Quick Ratio": As of any date of determination, the ratio of Parent's consolidated cash, Cash Equivalents, and accounts receivable to its consolidated current liabilities, determined in accordance with GAAP; provided, however, that the outstanding principal balance of the RCF or Take-Out Term Loan shall be included, and the outstanding principal balance of the Term Loan shall be excluded, from such current liabilities for purposes of this definition.

                "RCF": See Section 2.1.

                "RCF Commitment": As to any Bank, the obligation of such Bank to make Revolving Credit Loans pursuant to Section 2.1.

                "RCF Commitment Amount": As to any Bank, the amount set forth opposite such Bank's name as its "RCF Commitment Amount" on Annex 1 to this Loan Agreement (as the same may be changed as a result of an assignment pursuant to Section 12.6).

                "RCF Repayment Date": April 23, 1997, or such later date as may from time to time be determined pursuant to Section 2.1(b) or (c) of this Loan Agreement.

                "Regulation D" : Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

                "Regulation U": Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                "Reportable Event": Any "reportable event" as described in
Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                "Request For Borrowing": See Section 3.3(a).

                "Requested Amount": See Section 2.1(a).

                "Required Banks": At any date of determination, Banks whose Pro Rata Shares (as defined under clause (e) of the definition of such term) aggregate at least 66.67%.

                "Restricted Payment": Any of the following: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower or any subsidiary thereof now or hereafter outstanding, except (i) a stock dividend or a stock option, (ii) payments by the Parent to holders of shares of its preferred stock in an amount not exceeding $600,000 in any fiscal year, or (iii) cash dividends or other distributions by a Borrower to the Parent; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any subordinated debt or any shares of any class of stock of any Borrower or any subsidiary thereof now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower or any subsidiary thereof now or hereafter outstanding; and (d) any payment by any Borrower or any subsidiary thereof of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise (but specifically excluding compensation and bonuses).

                "Revolving Credit Loans": See Section 2.1.

                "Revolving Credit Note": See Section 4.1.

                "Revolving Credit Period": See Section 2.1.

                "Security Agreements": A Security Agreement of each Borrower in the form of Exhibit D as the same may be supplemented, amended or otherwise modified and in effect from time to time.

                "Security Documents": The Security Agreements, the Patent Mortgages and all other agreements, documents and instruments delivered hereunder or thereunder or in connection herewith or therewith creating, perfecting or otherwise providing for any Lien to secure the Obligations, in each case as amended, supplemented, restated or otherwise modified and in effect from time to time.

                "Significant Debt Agreement": Any agreement or instrument evidencing or relating to Indebtedness under which the direct or contingent payment obligation of any Borrower exceeds $1,000,000.

                "Stand-By L/C Issuance Fee Rate": The rate so identified on the Pricing Matrix.

                "Stand-By Letter of Credit": A documentary letter of credit issued by First Interstate for the account of any Borrower pursuant to First Interstate's standard form of application and agreement for standby letter of credit, as completed in accordance with First Interstate's requirements for such credits in effect as of the date of issuance.

                "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by Parent either directly or through one or more Subsidiaries.

                "Take-Out Term Loan": See Section 2.1(c).

                "Take-Out Term Loan Repayment Date": The date that is the second annual anniversary of the date of the RCF Repayment Date on which the RCF is converted to the Take-Out Term Loan.

                "Tangible Net Worth": At any date, the total stockholder's equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Parent prepared as of such date in accordance with GAAP, less the aggregate book value of Intangible Assets shown on such balance sheet.

                "Term Loan": See Section 2.2.

                "Term Loan Commitment": The obligation of First Interstate to make the Term Loan pursuant to Section 2.2.

                "Term Loan Commitment Amount": The amount set forth opposite First Interstate's name as its "Term Loan Commitment Amount" on Annex 1 to this Loan Agreement.

                "Term Loan Repayment Date": The date which is 18 months after the date on which proceeds of the Term Loan are advanced.

                "Termination Date": The earliest of the following: (a) with respect to the RCF, the RCF Repayment Date; with respect to the Take-Out Term Loan, the Take-Out Term Loan Repayment Date; and with respect to the Term Loan, the Term Loan Repayment Date; (b) the date that Agent exercises its option to declare the Loans fully due and payable after the occurrence of an Event of Default; or (c) such other date as may be agreed upon in writing by Borrowers and the Agent.

         "Treasuries Advance": An Advance under the Term Loan under which the interest rate is calculated by reference to the U.S. Treasuries Rate.

         "Treasuries Rate": The yield on United States Treasury Securities issued by the United States Government for a term approximating 18 months, as determined by a straight-line interpolation of Treasury constant maturities of one and two years, as most recently published by the Federal Reserve Board in its Federal Reserve Statistical Release H.15, or other customary source determined by the Agent on the date of the Advance of the Term Loan.

         "Type": Refers to the distinction between Advances under the RCF or Take-Out Term Loan bearing interest at the Prime Rate and Advances under the RCF or Take-Out Term Loan bearing interest at the LIBOR Rate.

         "Transferees": See Section 12.6.

         "Transferred Interest": See Section 12.6.

         "UCC": The Uniform Commercial Code as in effect in the State of Arizona, presently codified as Title 47 of the Arizona Revised Statutes.

         "Unused Commitment Fee Rate": The rate per annum identified as such in the Pricing Matrix.

         "Unused RCF Commitment": For any period of measurement, the amount by which the RCF Commitment exceeds the average daily outstanding principal amount of the Revolving Credit Loans.

       1.2     Other Definitional Provisions.

                  (a) The words this "Loan Agreement," this "Agreement," "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement, unless the context otherwise requires.

                  (b) All accounting terms not specifically defined in this Loan Agreement shall be construed in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to Loan Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrowers and the Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         1.3 Pricing Matrix. Certain material provisions of this Loan Agreement are defined by reference to the Pricing Matrix, which is an integral part of this Loan Agreement.

                                    ARTICLE 2

                               THE LOAN FACILITIES

         2.1 RCF Commitment. Borrowers have applied to the Banks for financial accommodations in the nature of a revolving credit facility (the "RCF") to support their general business operations. Each Bank agrees, severally but not jointly, on the terms and conditions of this Loan Agreement, to make loans (the "Revolving Credit Loans") to Borrowers for such purpose, during the period from the date of this Loan Agreement to but excluding the RCF Repayment Date (the "Revolving Credit Period"); provided, that the aggregate outstanding principal balance of Advances under the RCF plus the face amount of all Letters of Credit at any time outstanding plus the aggregate amount of draws under Letters of Credit which have not been repaid shall not exceed the lesser of (1) the RCF Commitment Amounts, or (2) the Borrowing Base. Within the limits of this
Section 2.1, during the Revolving Credit Period, Borrower may borrow, repay and reborrow under this Section 2.1.

                  (a) Bank's Pro Rata Share of Revolving Credit Loans. No Bank shall be obligated under any circumstances to fund an Advance of a Revolving Credit Loan (i) in excess of that Bank's Pro Rata Share of the amount of such Advance requested (the "Requested Amount") by the Borrowers or (ii) that would cause the aggregate of that Bank's Advances under the RCF to exceed that Bank's RCF Commitment Amount. The failure of any one or more of the Banks to make an Advance of a Revolving Credit Loan in accordance with its RCF Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder or be obligated in any event to make any Advance that would cause the outstanding principal amount of its Advances under the RCF to exceed its Revolving Credit Commitment Amount.

                  (b) Extension of RCF Termination Date. On or before the 90th day preceding the then-scheduled RCF Termination Date, the Agent shall notify Borrowers that Borrowers may by written notice to the Banks request that the term of the RCF be extended for a period of 364 days beyond such Termination Date. Borrowers request must be received by the Agent at least 60 days prior to the then-scheduled RCF Termination Date. Each Bank may, in its sole discretion, agree or not agree to any such request for extension with respect to such Bank's RCF Commitment. In no event shall the Agent or any Bank have any liability to any Borrower should the Agent fail to timely give the aforesaid notice.

                  (c) Conversion to Take-Out Term Loan. Unless an Event of Default or a Potential Default shall have occurred and be continuing, Borrowers on the RCF Repayment Date shall have the option, upon three Business Days' prior written notice to the Agent, to convert the outstanding principal balance of the Revolving Credit Loans to a term loan (such term loan being herein called the "Take-Out Term Loan"). Certain provisions of this Loan Agreement applicable to the RCF (including, without limitation, provisions relating to Interest Rate Options, Interest Periods, and mandatory prepayments) shall be equally applicable to the Take-Out Term Loan during any period in which any portion of the Take-Out Term Loan is outstanding. The Banks shall have no obligation to advance additional funds from and after the date of the conversion of the Revolving Credit Loans to the Take-Out Term Loan, and the Borrowers shall have no right to reborrow any amounts repaid under the Take-Out Term Loan.

         2.2 Term Loan Commitment. Borrowers have applied to First Interstate for a term credit facility and First Interstate has agreed, on the terms and conditions of this Loan Agreement, to make a loan (the "Term Loan") to Borrowers, on or within 14 days after the Effective Date, in one advance not to exceed the Term Loan Commitment Amount. The proceeds of the Term Loan shall be used to repay or reduce Borrowers' (or any Borrower's) outstanding Indebtedness to Fred Kassner and to provide working capital for general corporate purposes of the Borrower.

         2.3      Fees.

                  (a) Facility Fee, Etc. Borrower shall pay to First Interstate on the Effective Date of this Agreement an RCF facility fee in the amount equal to $90,000 (Borrowers heretofore having paid $15,000 of such amount to First Interstate), a Term Loan facility fee in the amount of $50,000 (collectively, such amounts are herein referred to as the "Facilities Fees"), and a collateral examination fee in the amount of $1,000.

                  (b) Unused Commitment Fees. Borrowers shall pay to each Bank a fee (the "Unused Commitment Fee") on the Unused RCF Commitment. The Unused Commitment Fee shall accrue at the Unused Commitment Fee Rate per annum computed on the basis of the actual number of days elapsed over a year of 360 days. The Unused Commitment Fee shall accrue from and including the date of this Loan Agreement to the RCF Repayment Date. The Unused Commitment Fee is payable quarterly in arrears on the tenth day of the following quarter and on the RCF Termination Date.

                  (c) Collateral Examination Fees. In the event that the Agent shall inspect or audit the collateral in which the Agent may from time to time have a Lien for the benefit of the Banks under any of the Security Documents, the Borrowers shall promptly on demand of the Agent pay to the Agent its reasonable costs and expenses incurred in connection with any such inspection or audit (including the costs incurred under any contract or agreement with any Person engaged by the Agent to perform any such inspection or audit on its behalf), it being agreed that the Agent may, or may cause a third Person, to inspect such collateral up to twice per year. Unless an Event of Default has occurred and is continuing, the amount payable hereunder shall not exceed $2,000 per Borrower for each inspection or audit or $10,000 in the aggregate in any fiscal year.

                  (d) Agent's Fees. From and after the date that there is more than one Bank a party to this Loan Agreement, Borrowers shall pay to the Agent an agency fee in the amount mutually agreed by the Borrowers and the Agent and set forth in an agency fee letter to be entered into by the Agent and the Borrowers on or before the date any such Bank become a party hereto.

                                    ARTICLE 3

                         PROVISIONS AFFECTING ALL LOANS

         3.1 Interest Rates. Interest shall accrue daily on the full outstanding principal balance of the Revolving Credit Loans, at the Interest Rate Option duly selected by Borrower for an Interest Period and in effect from time to time with respect to each Advance under the

RCF. Borrowers may, on the terms and conditions of this Loan Agreement, select an Interest Rate Option to be applicable to each such Advance; provided, that if an available Interest Rate Option is not duly selected for an Advance under the RCF, interest shall accrue at the Prime Rate. Interest under the Term Loan shall accrue daily on the full outstanding balance of the Term Loan at either the Prime Rate or the Treasuries Rate, as selected by the Borrowers pursuant to
Section 3.4 hereof.

         Any Advance of a Revolving Credit Loan and any amount outstanding under the Take-Out Term Loan or the Term Loan not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full (a) during the balance of any Interest Period applicable to any LIBOR Advance, at a rate per annum equal to the sum of the rate applicable to such Advance plus 3%, and (b) otherwise at the Past Due Rate.

         3.2 Interest Rate Options and Applicable Margin. Except as otherwise provided in this Loan Agreement, Interest Rate Options for the Types of Loans shall be as follows: (a) with respect to Revolving Credit Loans, the LIBOR Rate and the Prime Rate, plus, in each case, the Applicable Margin; and
(b) with respect to the Term Loan, the Prime Rate and the Treasuries Rate, plus, in each case, the Applicable Margin. The outstanding principal amount of each Prime Advance under the RCF shall bear interest until paid at the Prime Rate plus the Applicable Margin (if any) in effect from day to day. The outstanding principal amount of each LIBOR Advance under the RCF shall bear interest at the LIBOR Rate in effect for the Interest Period therefor until paid or converted, plus the Applicable Margin. The outstanding principal amount of the Term Loan shall bear interest at the Prime Rate or the Treasuries Rate (whichever is selected by Borrowers pursuant to Section 3.4(a)), plus the Applicable Margin, until paid (unless the Past Due Rate is applicable).

         Notwithstanding the foregoing, the Applicable Margin in effect from time to time with respect to the Prime Rate and the LIBOR Rate shall be determined quarterly, based upon Parent and the Subsidiaries on a consolidated basis meeting, on the last day of a fiscal quarter, all of the ratios applicable to one of the three loan pricing levels set forth in the Pricing Matrix. The Applicable Margins set forth under pricing level 3 on the Pricing Matrix shall be in effect, unless the Parent and the Subsidiaries on a consolidated basis meet all of the ratios set forth under pricing level 2 (but not all of the ratios set forth under pricing level 1) set forth on the Pricing Matrix (in which case the Applicable Margins set forth under pricing level 2 shall be in effect), unless the Parent and the Subsidiaries on a consolidated basis meet all of the ratios set forth under pricing level 1 set forth on the Pricing Matrix (in which case the Applicable Margins set forth under pricing level 1 shall be in effect). For purposes of all determinations of the Applicable Margin in effect at any date, whether all of the conditions applicable to a particular pricing level set forth in the Pricing Matrix have been satisfied shall be determined by the Agent as of the end of each fiscal quarter of Parent based upon the financial information duly provided by Parent pursuant to Section 8.1 herein, and the Applicable Margin(s) so determined shall be applicable throughout the fiscal quarter with respect to which the determination is made. The Applicable Margin, once determined, shall be effective retroactively with respect to all Advances made or outstanding, and with respect to the principal balance of the Term Loan outstanding, during any portion of the relevant fiscal quarter, and the Banks shall credit to Borrowers, or Borrowers shall pay the Banks upon demand, all amounts resulting from any recalculation of interest rates based upon such determination.

         The Banks and Borrowers agree that, as of the date of this Loan Agreement, pricing level 2 set forth in the Pricing Matrix would have been applicable for determining the Applicable Margin during the fiscal quarter ended December 31, 1995, based upon the financial ratios then determined.

         3.3      Procedure for RCF Borrowings; Conversions and Continuations.

                  (a) Request For Borrowing. Each request to the Agent for an RCF Advance (a "Request For Borrowing") shall specify (i) the aggregate amount of such requested Advance, (ii) the requested date of such Advance, (iii) the Type of Advance (i.e., whether a LIBOR Advance or a Prime Advance), and (iv) the Interest Period which shall be applicable if the requested Advance will be a LIBOR Advance. Parent shall furnish to the Agent a Request For Borrowing before 11:00 A.M. (Phoenix time) at least three Business Days before the requested Advance date if the requested Advance is a LIBOR Advance and at least one Business Day if the requested Advance is a Prime Advance. A requested Advance date must be a Business Day. Each Request For Borrowing shall be made by an Authorized Person and may be in writing (including telex and telecopy) or oral, provided that any oral Request For Borrowing shall be promptly confirmed by a written Request For Borrowing. Each Request For Borrowing shall be irrevocable and binding on Borrowers.

                  (b) (i) Funding. After receiving a Request For Borrowing under RCF in the manner provided herein, the Agent shall promptly notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such notice and such Bank's Pro Rata Share of the Requested Amount. Each Bank shall, before 1:00 p.m. (Phoenix, Arizona time) on the date an Advance under the RCF is requested as specified in a Request For Borrowing, deposit with the Agent such Bank's Pro Rata Share of the Requested Amount in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of Borrowers (or the Borrower specified in the Request For Borrowing) at the principal office of the Agent. The failure of any Bank to make any Advance of Revolving Credit Loans required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance of under the RCF hereunder. If any Bank fails to provide its Pro Rata Share of the Requested Amount and if all conditions to such Advance of Revolving Credit Loans have apparently been satisfied, the Agent will make available to Borrower the funds received by it from the other Banks. Neither the Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

                           (ii)     Unless the Agent shall have received notice
from a Bank prior to the date of any Advance under the RCF that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Requested Amount, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Advance in accordance with this subsection 3.3 and the Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrowers on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the Requested Amount available to the Agent (the "Principal Shortfall Amount"), Borrowers jointly and severally agree to repay the Principal Shortfall Amount to the Agent forthwith on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Agent, at the rate per annum equal to the rate otherwise applicable to the Advance in question.

                  (c) Conversions and Continuations. Prior to the RCF Termination Date (and thereafter, if the Revolving Credit Loans are duly converted to the Take-Out Term Loan, prior to the Take-Out Term Loan Termination
Date), Borrowers may elect from time to time to convert all or a part of one Advance into another Type of Advance or to continue all or part of an Advance by giving the Agent notice not later than 11:00 A.M. (Phoenix time) on the day that is at least three Business Days, if the Advance is to be converted to or continued as a LIBOR Advance, or at least one Business Day, if the Advance is to be converted to a Prime Advance, before the conversion or the continuation as the case may be, specifying (1) the conversion date or continuation date (the "Conversion Date"), (2) the amount of the Advance to be converted or continued,
(3) in the case of conversions, the Type of Advance to be converted into, and
(4) in the case of continuations of or a conversion into a LIBOR Advance, the duration of the Interest Period applicable thereto, provided that (i) the minimum principal amount of each Advance outstanding shall be $500,000 and (ii) LIBOR Advances can be converted only on the last day of the Interest Period for such Advance. If Borrowers fail to give the Agent the notice as specified above for the continuation or conversion of a LIBOR Advance prior to the end of the Interest Period with respect thereto, or if an Event of Default has occurred and is continuing on the Conversion Date, the LIBOR Advance shall automatically be converted into a Prime Advance on the last day of the Interest Period therefor. Each notice of a conversion or continuation shall be irrevocable and effective upon receipt thereof by the Agent. LIBOR Advances unpaid as of the Termination Date (other than LIBOR Advances outstanding on the date the Revolving Credit Loan is duly converted to the Take-Out Term Loan) shall automatically become a Prime Advance on the Termination Date.

         3.4      Procedure for Term Loan Borrowing.

                  (a) Term Loan Proceeds. Parent may deliver to the Agent at any time prior to 11:00 a.m. on the fourteenth day after the date of this Loan Agreement a request for a single advance of the proceeds of Term Loan, in an amount not to exceed the Term Loan Commitment Amount, specifying (i) the requested original principal amount of the Term Loan, (ii) the requested date of the advance of the original principal amount of the Term Loan, and (iii) whether the Interest Rate Option for the Term Loan shall be the Prime Rate or the Treasuries Rate. Parent shall furnish such request to the Agent before 11:00 A.M. (Phoenix time) at least one Business Day before the requested Advance date (which must be a Business Day). Such request shall be made by an Authorized Person and may be in writing (including telex and telecopy) or oral, provided that any oral request shall be promptly confirmed by a written request. Such request shall be irrevocable and binding on Borrowers. If no Interest Rate Option is specified in the request, interest shall accrue at the Prime Rate plus the Applicable Margin; provided that Borrowers shall have the right, by written notice received by the Agent prior to 1:00 p.m. (Phoenix time) on the fourteenth day following the date on which the proceeds of the Term Loan are made available to Borrowers pursuant to Section 3.4(b), to specify that the applicable interest rate for the Term Loan shall be the Treasuries Rate, plus the Applicable Margin, and such specification shall be effective from and after the date received by the Agent.

                  (b) Funding. After receiving a request for the advance under the Term Loan pursuant to Section 3.4(a), the Agent shall promptly notify First Interstate and First Interstate shall, before 1:00 p.m. (Phoenix, Arizona time) on the date the funding of the Term Loan is requested to be made as specified in such request, deposit with the Agent the full amount of the original principal amount of the Term Loan in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of Borrowers (or the Borrower specified in such request) at the principal office of the Agent.

         3.5 Computation. Unused Commitment Fees and interest on the Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

         3.6 LIBOR Advance Provisions. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

                  (a) Inability to Determine Applicable Interest Rate. In the event that any Bank shall have reasonably determined (which determination shall be final and conclusive and binding), on any date on which LIBOR is to be determined, with respect to any LIBOR Advance, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, such Bank shall on such date give notice (by telecopy or by telephone confirmed in writing) to the Borrowers of such determination, whereupon (i) no Loans by such Bank may be made as, or converted to, LIBOR Advances, until such time as such Bank notifies the Borrowers that the circumstances giving rise to such notice no longer exist, and (ii) any Request For Borrowing or notice of conversion of a Prime Advance to a LIBOR Advance by the Borrower with respect to the Loans by such Bank in respect of which such determination was made shall be deemed to be rescinded by the Borrowers.

                  (b) Illegality or Impracticability of LIBOR Advances. In the event that on any date any Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Advances (i) has become unlawful as a result of compliance by the Bank in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause the Bank material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market, then, such Bank shall promptly give notice (by telecopy or by telephone confirmed in writing) to Borrowers of such determination. Thereafter (a) the obligation of the Bank to make Advances as, or to convert Advances to, LIBOR Advances, shall be suspended until such notice shall be withdrawn by the Agent,
(b) to the extent such determination by the Bank relates to a LIBOR Advance then being requested by Borrowers pursuant to a Request For Borrowing or a notice of conversion of a Prime Advance to a LIBOR Advance or a notice of continuation of a LIBOR Advance, the Bank shall make such Advance as (or convert such Advance to, as the case may be) a Prime Advance, (c) the Bank's obligation to maintain its outstanding LIBOR Advances, as the case may be (the "Affected LIBOR Advances"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected LIBOR Advances or when required by law, and (d) the Affected LIBOR Advances shall automatically convert into Prime Advances on the date of such termination.

                  (c) Booking of LIBOR Advances. Any Bank may make, carry or transfer LIBOR Advances at, to, or for the account of any of its branch offices or the office of an Affiliate of such Bank.


                                    ARTICLE 4

                             NOTES AND NOTE PAYMENTS

         4.1 The Revolving Credit Note. The Revolving Credit Loans made by each Bank shall be evidenced by a joint and several promissory note (the "Revolving Credit Note") of Borrowers, which Revolving Credit Note shall (i) be dated the date hereof, (ii) be in the amount of such Bank's RCF Commitment,
(iii) be payable to the order of such Bank at the Main Office of Agent, (iv) bear interest in accordance with Sections 3.1 and 3.2 hereof and (v) be in the form of Exhibit "B" attached hereto with blanks appropriately completed in conformity herewith. The aggregate amount of the Advances made by a Bank under its Revolving Credit Note less all repayments of principal thereof shall be the principal amount owing and unpaid on such Revolving Credit Note and the Bank's Revolving Credit Loan. The principal amount of the Revolving Credit Loan made by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its Revolving Credit Note and shall be entered by such Bank on its ledgers and computer records; provided, that the failure of any Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its Revolving Credit Note. The entries made by a Bank on its ledgers and computer records and any notations made by such Bank on any such schedule annexed to its Revolving Credit Note shall be presumed to be accurate until the contrary is established. Subject to the provisions of Section 2.1(c) hereof, the principal amount of each Revolving Credit Note shall be due and payable in full on the RCF Repayment Date. In addition, the principal amount of each LIBOR Advance shall be due and payable in full at the end of each respective Interest Period thereof, subject to Borrowers' right to continue or convert such LMOR Advance pursuant to Section 3.3(c) hereof.

         In the event the Borrowers shall duly elect to convert the Revolving Credit Loans to the Take-Out Term Loan, the Revolving Credit Note(s) shall thereupon evidence the Take-Out Term Loan. The Take-Out Term Loan shall bear interest as aforesaid in accordance with Sections 3.1 and 3.2 hereof.

         4.2 The Term Note. The Term Loan shall be evidenced by Borrowers' joint and several promissory note in the form of Exhibit "C", which shall be made payable to the order of First Interstate in an amount equal to the original principal amount of the Term Loan advanced, shall be dated the date on which such original principal amount is advanced and shall mature on the Term Loan Repayment Date. The original principal amount of the Term Loan less all repayments of principal thereof shall be the principal amount owing and unpaid on the Term Note from time to time. The principal amount of the Term Loan and all principal payments and prepayments thereof may be noted by First Interstate on a schedule attached to the Term Note, and shall be entered by First Interstate on its ledgers and computer records; provided, that First Interstate's failure to make such notations on entries shall not affect the principal amount owing and unpaid on the Term Note. The entries made by First Interstate on its ledgers and computer records and any notations made by it on any such schedule annexed to the Term Note shall be presumed accurate until the contrary is established.

         4.3      Required Payment of Principal and Interest on the Loans.

                  (a)      Revolving Credit Loans. Subject to the provisions of
Section 2.1(c)hereof, the outstanding principal balance of the Revolving Credit Loans shall be due and payable on the RCF Termination Date. During the Revolving Credit Period, the principal amount of each LIBOR Advance under the RCF shall be due and payable on the last day of the Interest Period therefor, subject to Borrowers' right to convert or continue such Advance pursuant to Section 3.3(c). Interest accrued on Prime Rate Advances under the RCF during a calendar month shall be due and payable on the tenth (10th) day of the immediately following calendar month. Interest accrued on each LIBOR Advance under the RCF shall be due and payable on the last day of the Interest Period for such LIBOR Advance; provided, that, in the case of each LIBOR Advance with an Interest Period of 180 day duration, accrued interest thereon shall be due and payable on the 90th day and the 180th day of such Interest Period. All accrued and unpaid interest on the Revolving Credit Loans shall be due and payable on the RCF Termination Date (including the date, if any, on which the Revolving Credit Loans is converted into the Take-Out Term Loan).

                  (b) Take-Out Term Loan. The original principal amount of the Take-Out Term Loan (which in no event shall be less than $5,000,000) shall be divided into eight equal amounts (each, a "Payment Amount") and the unpaid principal balance shall be paid in consecutive quarterly installments, each in an amount equal to the Payment Amount plus accrued but unpaid interest. The first such installment shall be due and payable on the 90th day after the RCF Termination Date, and each subsequent installment shall be due and payable on the corresponding date which is three months later; provided, that the last installment shall in all events be in an amount necessary to repay the full unpaid principal amount of the Take-Out Term Loan. Borrowers may apportion the outstanding principal balance of the Take-Out Term Loan such that difference portions bear interest at difference Available Interest Rates, provided, that no such portion shall be in an amount less than $500,000. Interest accrued on portions of the Take-Out Term Loan which bear interest at the Prime Rate during a calendar month shall be due and payable on the tenth (10th) day of the immediately following calendar month. Interest accrued on portions of the Take-Out Term Loan which bear interest at the LIBOR Rate shall be due and payable on the last day of the Interest Period therefor; provided, that, in the case of each portion bearing interest at the LIBOR Rate with an Interest Period of 180 days duration, accrued interest thereon shall be due and payable on the 90th day and the 180th day of such Interest Period. Notwithstanding the foregoing, from and after the earlier of (i) the last day of any Interest Period in effect on that date immediately preceding the RCF Termination Date, and (ii) the 90th day following the RCF Termination Date, not more than two portions of the Take-Out Term Loan shall bear interest at the LIBOR Rate. All accrued and unpaid interest on the Take-Out Term Loan shall be due and payable on the Take-Out Term Loan Termination Date. Amounts repaid under the Take-Out Term Loan may not be reborrowed.

                  (c) Mandatory RCF and Take-Out Term Loan Prepayments. There shall be due and payable, and Borrowers hereby agree, jointly and severally, to immediately repay Agent upon demand, any amount by which the outstanding principal balance of the RCF or the Take-Out Term Loan, as the case may be, plus the face amount of all Letters of Credit outstanding exceeds at any time the lesser of the (i) RCF Commitment and (ii) the Borrowing Base.

                  (d) Term Loan. The entire principal amount of the Term Loan shall be due and payable on the Term Loan Termination Date. Interest accrued on the Term Loan during a calendar month shall be due and payable on the tenth (10th) day of the immediately following calendar month, and all accrued and unpaid interest on the Term Loan shall be due and payable on the Term Loan Termination Date.

         4.4 Permitted Principal Prepayments. Borrowers may, without premium or penalty, upon notice to the Agent not later than 12:00 noon (Phoenix time) on the day of payment, prepay the principal of any Revolving Credit Note, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (i) each repayment of less than the full outstanding principal balance of any such Note shall be in an amount equal to $100,000 or integral multiples thereof, and (ii) with respect to any repayment (including any repayment pursuant to Section 4.3(c)) of any LIBOR Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay Agent all Consequential Loss within 30 days after demand therefor.

         Borrowers may prepay upon notice to the Agent not later than 12:00 noon (Phoenix time) on the third Business Day preceding the date of payment (or on the date of prepayment if interest on the Term Loan is determined by reference to the Prime Rate) all or any portion of the Term Note, together with accrued interest to the date of such repayment on the amount prepaid, and Break Funding Costs, if any; provided, however, that each repayment of less than the full outstanding principal balance of the Term Note shall be in an amount equal to $100,000 or integral multiples thereof

         4.5 Payments on Business-Days Only. Should the principal of any Note, or any installment of the principal or interest on any Note, or any fee or charge payable in connection with the Loans, any Note, Loan Agreement or any other Loan Document, become due and payable on a day other than a Business Day, the date for payment thereof, and the computation of interest accrued with respect thereto, shall be extended to the next succeeding Business Day. Any amount not paid when due shall accrue interest at the Past Due Rate from the due date until the date such amount is paid in full.

         4.6 Manner and Application of Payments. All payments of principal of, and interest on, the Notes to or for the account of the Bank shall be made by Borrowers to the Agent before 2:00 p.m. (Phoenix time), in immediately available funds at the Agent Main Office in Phoenix. All payments made on a Note shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, to the payment of costs, charges and fees due and payable by Borrowers under the terms hereof, (ii) second, against the amount of interest due and payable, but unpaid, on such Note as of the date of such payment; and
(iii) third, against all principal (if any) due and owing on such Note as of the date of such payment; (iv) fourth, as a repayment of the remaining principal amount outstanding under the Note, as Borrower shall direct.

         4.7 Funding Loss Indemnification. Borrowers shall pay to each Bank, upon the request of the Bank, Consequential Loss to compensate such Bank for any loss, cost, or expense incurred as a result of any payment of principal with respect to any Loan bearing interest at the LIBOR Rate on any day other than the last day of the Interest Period therefor, including, but not limited to, payment due to acceleration of the Loans pursuant to Section 10.2.

       A certificate of a Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrowers. The conversion of a LIBOR Advance to a Prime Advance on any day other than the last day of the applicable Interest Period shall be deemed a payment for purposes of this Section.


                                    ARTICLE 5

                                LETTERS OF CREDIT

       5.1 Letters of Credit. Borrowers have applied to First Interstate for additional financial accommodations to facilitate the issuance of one or more First Interstate Letters of Credit. Subject to the terms and conditions set forth in this Agreement, First Interstate agrees to issue from time to time at the request of any Borrower one or more Letters of Credit. Notwithstanding anything to the contrary herein, the sum of (i) outstanding undrawn amounts of all Letters of Credit issued by First Interstate, plus (ii) the aggregate of draws under Letters of Credit which have not been repaid, plus (iii) all amounts outstanding under the RCF (or, when the Take-Out Term Loan is outstanding, all amounts outstanding under the Take-Out Term Loan), shall not exceed the lesser of the RCF Commitment and the Borrowing Base.

       5.2 Letter of Credit Issuance Fees. Prior to the Termination Date of the RCF, First Interstate shall issue one or more Letters of Credit upon Borrowers' application, subject to First Interstate's standard forms and procedures in effect as of the date of issuance, and Borrowers' payment of First Interstate's then quoted issuance fee, with respect to commercial letters of credit, or, with respect to Stand-By Letters of Credit, payment of the Stand-By L/C Issuance Fee set forth in the Pricing Matrix which is in effect at the time of issuance, and an additional Stand-By L/C Issuance Fee computed and determined at the time of any renewal or extension, which additional fee shall be due and payable upon the effective date of any such renewal or extension. Each Letter of Credit shall contain an expiry date not later than 30 days prior to the Take-Out Term Loan Repayment Date. No Letter of Credit shall be issued hereunder that would cause the sum of (a) the outstanding undrawn amounts of a Letters of Credit plus (b) the aggregate of draws under Letters of Credit which have not been repaid to exceed $7,500,000.


                                    ARTICLE 6

                          CONDITIONS PRECEDENT TO LOANS

       6.1 Conditions Precedent to Initial Advance Under All Loans. In addition to the due execution and delivery of this Loan Agreement by the parties named on the signature pages hereto, the obligation of each Bank to make the initial Advance hereunder with respect to the RCF and First Interstate to make the Advance of the Term Loan, is subject to the Agent having received the following, each in form and substance satisfactory to the Banks:

               (a) The Notes. The Revolving Credit Note(s) and the Term Note, each duly executed with all blanks filled in.

               (b) Security Agreements. A Security Agreement of each of the Borrowers, duly executed.

               (c) Patent Mortgages. A Patent Mortgage of each of the Borrowers, duly executed.


               (d) Negative Pledge Instrument. A Negative Pledge Instrument, duly executed by the Parent.

               (e) Financing Statements. Filing in the appropriate offices of UCC-1 financing statements of each of the Borrowers as contemplated by the Security Agreements.

               (f) Termination of Certain Financing Statements. Evidence that each of the financing statements listed on Schedule 6.1(f) has been terminated, or a termination statement therefore, in due form for filing in the appropriate filing office, or a payoff letter from the secured creditor therefore, committing to terminate such financing statement.

               (g) Opinion of Borrowers' Counsel. A favorable opinion of counsel for Borrowers, in form and substance satisfactory to the Banks.

               (h) Officers' Certificate. A certificate signed by a duly authorized officer of Parent, stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 7 hereof, and the other Loan Documents to which Parent is a party, are true and correct as of the Effective Date (other than those of such representations which by their express terms speak to a date prior to such date, which representations are true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of such funds hereunder, which would constitute an Event of Default or Potential Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Parent and its Subsidiaries, taken as a whole, since December 31, 1995.

               (i) Resolutions. Resolutions of each Borrower authorizing and directing each Authorized Person to act for and on behalf of such Borrower with respect to the transactions contemplated hereby, and approving the execution, delivery and performance of this Loan Agreement, the Notes, the Security Agreement to which it is or will be a signatory, and the other Loan Documents to which it is or will be a party, and the transactions contemplated herein and therein, duly adopted by such Borrower's board of directors and accompanied by a certificate of the its Secretary, dated the Effective Date, stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

               (j) Incumbency Certificates. A signed certificate of the Secretary of the Parent which shall certify the names of the Authorized Persons authorized to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents by Parent, together with the true signatures of each such officers. The Agent and the Banks may conclusively rely on each such certificate until it shall receive a further certificate of the Secretary of Parent, cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (k) Certificates of Incorporation. Certificates of incorporation (including all amendments thereto) and good standing (or similar instruments) for each Borrower, issued by the Secretary of State of the jurisdiction of each such entity's organization, and certificates of qualification and good standing (or other similar instruments) for such issued by the Secretary of each state wherein each Borrower is qualified to do business as a foreign corporation, each dated within thirty days of the Effective Date.

               (1) Bylaws. A copy of the bylaws of each Borrower, and all amendments thereto, certified by the Secretary of such Borrower as being true, correct and complete as of the Effective Date.

               (m) Borrowing Base Certificate. The initial Borrowing Base Certificate, duly completed and executed.

               (n) Compliance Certificate. A certificate signed by an Authorized Person setting forth computations in reasonable detail demonstrating compliance with each of the financial covenants set forth in this Loan Agreement as of the last fiscal quarter of the Parent for which such statements are available.

               (o) Payment of Fees. Payment of the Facilities Fee and the collateral examination fee described in Section 2.3(a).

               (p) Collateral Examination. The Agent shall have completed its review and examination of the collateral described in the Security Documents, and the results of such review and examination shall be satisfactory to the Agent in its sole discretion.

       6.2 All Advances. The obligation of each Bank to make each Advance under any Loan (including the initial Advance under the RCF and First Interstate's Advance of the Term Loan) and the right of Borrowers to convert or continue any Advance shall be subject to the further conditions precedent that:

               (a) Current Borrowing Base Certificate. As of the date of such Advance, Borrowers shall have furnished the Agent a Borrowing Base Certificate meeting the requirements of Section 8.1(j) hereof; provided, however , that if the aggregate principal amount of all Advances under the RCF (together with all amounts then requested under any Request For Advance) shall exceed $15 million, Borrowers shall have delivered to the Agent a Borrowing Base Certificate setting forth the Borrowing as of a date not earlier than the fifth Business Day preceding the date of the requested Advance.

               (b) No Defaults. As of the date of the making of such Advance or conversion or continuation, no Event of Default or Potential Default known to any Borrower shall have occurred and be continuing or result from the making of such Advance, conversion or continuation.

               (c) Compliance with Loan Documents. Borrowers shall have performed and complied with all agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by them before or at the date of such Advance, conversion or continuation.

               (d) No Material Adverse Effect. As of the date of such making of such Advance, conversion or continuation, no Material Adverse Effect shall have occurred since the date of the most recent financial statements provided to the Banks by or on behalf of Borrowers.

               (e) Representations and Warranties. The representations and warranties contained in Article 7 hereof shall be true and correct in all respects on the date of this Loan Agreement and on the date of making of such Advance, conversion or continuation, with the same force and effect as though made on and as of that date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall be true and correct as of such respective date).

               (f) Financial Statements. The most recent financial statements duly delivered to the Banks pursuant to Section 8.1 hereof (or until so delivered, those delivered on or prior to the Effective Agreement) shall be true and correct, fairly present the consolidated financial condition of Parent and the Subsidiaries and have been prepared in accordance with GAAP; to the best of any Borrower's knowledge, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual or long-term commitments) of Parent or any Subsidiary which in the aggregate are material and are not reflected in such financial statements, except as set forth in the Disclosure Statement.

               (g) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Parent or any Borrower.

               (h) Notices and Requests. The Agent shall have received the Parent's request for such Advance, conversion or continuation as required under
Section 3.3 or Section 3.4, as the case may be.


                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

       To induce the Banks to enter into this Loan Agreement and to make each of the Loans, Borrowers represent and warrant that:

       7.1 Organization and Standing. Each Borrower is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and in good standing in all states in which the nature of its business and property makes such qualifications necessary or appropriate, except those states, if any, where failure to so qualify will not result in a Material Adverse Effect. Each Borrower has the requisite corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future, except those states, if any, where failure to so qualify will not result in a Material Adverse Effect.

       7.2 Authorization and Power. Each Borrower has the requisite corporate power and authority to execute, deliver and perform this Loan Agreement, each of the Notes, the Security

 Agreement and the other Loan Documents to be executed by it; is duly authorized to, and has taken all corporate action necessary to authorize it to, execute, deliver and perform this Loan Agreement, the Notes, the Security Agreement and the other Loan Documents to be executed by it, and is and will continue to be duly authorized to perform this Loan Agreement, the Notes, the Security Agreement and the other Loan Documents executed or to be executed by it.

       7.3 No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, any Note and Security Documents or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will contravene or materially conflict with: (i) any provision of law, statute or regulation to which any Borrower is subject, (ii) any judgment, license, order or permit applicable to any Borrower, (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which any Borrower is a party or by which it may be bound, or to which any Borrower may be subject, except any such agreement or instrument that will terminate as of the Effective Date, or (b) will violate any provision of the articles of incorporation or bylaws of any Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

       7.4 Enforceable Obligations. This Loan Agreement, each Note, the Security Agreement and the other Loan Documents to which it is a party are or, when executed and delivered, will be the legal and binding obligations of each Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and by the fact that certain waivers, procedures, remedies, and other provisions of the Loan Documents may be unenforceable under or limited by the laws of the State of Arizona (however, such laws do not substantially prevent the practical realization of the benefits intended by the Loan Documents).

       7.5 Financial Condition. Parent has delivered to the Banks copies of the consolidated balance sheet of Parent and its Subsidiaries as of the fiscal year end of each of 1993, 1994 and 1995 and as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and changes in financial position for the fiscal year (or, with respect to the last statement listed, the six month period) ended on such date, each (excluding only the quarterly statements) certified by independent certified public accountants. All such financial statements fairly present the financial condition of Parent and its Subsidiaries as of the respective dates and have been prepared in accordance with GAAP. Since the date thereof, Parent has not discovered any obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Parent or any Subsidiary which in the aggregate are material that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Parent or any Subsidiary since December 31, 1995.

       7.6 Significant Debt Agreements. The Disclosure Statement contains a list of all Significant Debt Agreements. No Borrower is in default in any material respect under any Significant Debt Agreement.

       7.7 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would constitute an Event of Default.

       7.8 No Litigation. Except as described on the Disclosure Statement, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or, to the knowledge of any Borrower, threatened against Parent or any Subsidiary that would, if adversely determined, have a Material Adverse Effect.

       7.9 Use of Proceeds: Margin Stock. The proceeds of the Loans will be used by Borrowers solely for the purposes specified herein and will not be used directly or indirectly to purchase "margin stock", as that term in quotations is defined in Regulation U. No Borrower in the ordinary course of its business extends credit for the purpose of purchasing or carrying "margin stock" as defined in Regulation U.

       7.10 Taxes. Parent and the Subsidiaries have filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and have paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon their properties, income or franchises, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

       7.11 Compliance with Law. Each Borrower is in substantial compliance with all material laws, rules, regulations, orders and decrees that are applicable to it or its properties.

       7.12 Subsidiaries. Each Borrower, other than Parent, is a wholly owned Subsidiary of Parent. Set forth in the Disclosure Statement is a complete and accurate list of each other direct and indirect Subsidiary of Parent, showing the jurisdiction of incorporation of each, the percentage of the Parent's ownership of the outstanding capital stock of each such Subsidiary, and the principal office of each (being the office at which such Subsidiary maintains its principal records and books). All of the outstanding capital stock of each Subsidiary (including the capital stock of each Borrower, other than the Parent) has been validly issued, is fully paid and is nonassessable, and is owned by Parent free and clear of all Liens.

       7.13 Principal Office, Etc. Each Borrower maintains its principal records and books at its principal office, which is located at the address set forth in the Disclosure Statement.

       7.14 Environmental Compliance. Each Borrower has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or overtly threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Borrower or relating to any real property currently or formerly owned, leased or operated by any Borrower.

       7.15 Patents, Trademarks. Etc. Each Borrower possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others. Set forth on Schedule 7.15 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and applications therefor, owned by each Borrower.

       7.16 Burdensome Restrictions. No Borrower is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which reasonably would have a foreseeably material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Parent and the Subsidiaries taken as a whole or on the ability of any Borrower to carry out its obligations under any Loan Document.

       7.17 Investment Company Act. Neither Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

       7.18 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA, or applicable state law, neither Parent nor any of its Subsidiaries is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

       7.19 Full Disclosure. There is no material fact that Borrowers have not disclosed to the Banks that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by any Borrower to the Banks or the Agent in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

       7.20 Survival of Representations, Etc. Each request by Borrowers for an Advance of funds hereunder, and each request for a continuation or conversion of an Advance hereunder, shall constitute an affirmation on the part of Borrowers that the representations and warranties hereof are true and correct with respect to any financial statements submitted by Parent to the Banks between the date of this Loan Agreement and the date of such request, that the representations and warranties of this Article 7 are true and correct as of the time of such request, and that the conditions precedent set forth herein are fully satisfied. (Any exceptions to such affirmation will be noted in writing and accompany such request.) All representations and warranties by Borrowers herein shall survive the making of the Loans and the execution and delivery of the Notes. Any investigation at any time made by or on behalf of Agent or any Bank shall not diminish the Banks' right to rely on the representations and warranties by Borrowers herein.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

       Until payment in full of the Notes and the complete performance of the Obligation, Borrowers agree that:

       8.1 Financial Statements, Reports and Documents. Parent shall deliver to Agent each of the following:

               (a) Quarterly Statements. As soon as available, and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year of Parent, copies of the consolidating and consolidated balance sheet of Parent and the Subsidiaries as of the end of such fiscal period, the consolidating and consolidated statements of income and retained earnings of Parent and the Subsidiaries and a consolidated cash flow(s) statement of Parent and the Subsidiaries for that quarterly fiscal period and for the portion of the fiscal year ending with such period, prepared in accordance with GAAP consistently applied and certified by an officer of Parent (subject to year-end adjustments and without footnotes unless footnotes are required by GAAP);

               (b) Annual Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Parent, the consolidating and consolidated balance sheet of Parent and the Subsidiaries as of the close of such fiscal year and consolidated statements of income and retained earnings and changes in financial position of Parent and the Subsidiaries for such fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by any Borrower) of independent public accountants of recognized national standing (selected by Parent and reasonably acceptable to the Banks) to the effect that such financial statements have been prepared in accordance with GAAP consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, together with (i) any management letters, management reports or other supplementary comments or reports to Parent or its board of directors (or any committee thereof) furnished by such accounts, and (ii) a letter from such accountants addressed to the Banks acknowledging that the Banks are extending credit in reliance on such financial statements and authorizing such reliance;

               (c) Accountant's Statement. Together with the audited statements required under Section 8.1(b), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Potential Default or Event of Default exists with respect to the financial covenants set forth in Article 9 hereof, or, if such Potential Default or Event of Default exists, describing its nature.

               (d) Compliance Certificate. Within 45 days after the end of each fiscal quarter (except the last) and within 90 days after the end of each fiscal year of Parent hereafter, a certificate in the form of Exhibit H hereto executed by an officer of Parent with knowledge of the facts stated, stating that (i) a review of the activities of Borrowers during such fiscal quarter or year has been made under his supervision, that Borrowers have observed, performed and fulfilled each and every obligation and covenant (setting forth a calculation in reasonable detail demonstrating Borrowers' compliance with each of the financial covenants of Borrowers herein) contained herein (including, without limitation, compliance with Section 9.5) and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof, (ii) with respect to each of the first three fiscal quarters of Parent's fiscal year, a review, has been made under his supervision during such fiscal quarter or year and that as a result of such review the Parent is not required pursuant to GAAP to disclose and establish any reserves for any environmental liability (or if any such liability is required to be reserved against, identifying the nature and amount of such reserve), and
(iii) all financial statements of Parent delivered to Agent during the respective period pursuant to subsection 8.1(a) and 8.1(b) hereof are fairly stated and have been prepared in accordance with GAAP (subject to year end adjustments, if applicable);

               (e) Financial Forecasts. As soon as practicable and in any event not later than 31 days prior to Parent's fiscal year end (commencing with the fiscal year ending June 30, 1996), consolidating statements of financial projections of income and cash flow for the Parent and the Subsidiaries for each quarter in such fiscal year and a forecasted consolidated balance sheet of Parent and the Subsidiaries, together with supporting assumptions, as at the end of each fiscal quarter of the next fiscal year, and at the end of such fiscal year, all in reasonable detail and reasonably acceptable to Agent.

               (f) SEC Filings. Promptly upon, but in no event more than 15 days after, the mailing or filing thereof, copies of all financial statements, reports, mailed to Parent's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange or The Nasdaq Stock Market.

               (g) Notice of Default. Immediately after any Authorized Person having actual knowledge of any Potential Default or Event of Default, a notice describing the nature thereof and what action Borrowers propose to take with respect thereto.

               (h) Capitalized Lease/Purchase Money Lien Report. Within 45 days after the end of each of the first three fiscal quarters, and 90 days after the end of each fiscal year of Parent, a report which (i) identifies all of the Capitalized Leases entered into and purchase money Lien transactions entered into during such fiscal quarter by any Borrower, (ii) sets forth in reasonable detail the capitalized amount of each such Capitalized Lease and the book value of assets acquired in purchase money transactions, (iii) sets forth the aggregate capitalized amount of all Capitalized Leases entered into and the aggregate net book value of assets acquired in purchase money transactions of the Borrowers since the beginning of the fiscal year to which the report relates, and (iv) sets forth the remaining amount of Capitalized Leases and purchase money transactions which Borrowers could enter during such fiscal year.

               (i) Aging Schedules. Within 15 days after the last day of each month, an accounts receivable aging schedule, by customer, showing the age of all Accounts from the date of invoice, and Eligible Account listings which shall include billing detail by customer's name, and an accounts payable aging schedule by creditor.

               (j) Borrowing Base Certificate. Within 15 days after the last day of each month, a Borrowing Base Certificate, duly completed, as of the last Business Day of the month immediately preceding the date of delivery of such Borrowing Base Certificate, certified as true, complete and correct by an Authorized Person. The identification of Accounts that are not Eligible Accounts pursuant to clause (ii) of the definition of "Eligible Accounts" shall be determined in all instances by reference to the date of the applicable invoice, and not by reference to the payment due date set forth on an invoice under standard or other payment terms.

               (k) Other Information. From time to time, such other information regarding the business, operation and financial condition of Parent and the Subsidiaries as the Banks may reasonably request, including, without limitation, copies of monthly financial statements setting for the information required to be set forth in quarterly financial statements pursuant to Section 8.1(a) hereof.

       8.2 Payment of Taxes and Other Indebtedness. Parent shall file and cause each of its Subsidiaries to file, all tax returns and reports which are required by law to be filed by it and will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property, and (iii) all of its Indebtedness, except as prohibited hereunder; provided, however, that Parent and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

       8.3 Maintenance of Existence and Rights; Conduct of Business. Parent will, and, except for mergers, consolidations and transfers of assets permitted by Section 9.1 hereof, will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

       8.4 Other Notices. Borrowers will promptly notify the Banks and the Agent of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any claim not covered by insurance against or affecting Parent or any Subsidiary or any of their respective properties which would have a Material Adverse Effect, and (d) any notice or other communication to Borrowers or any Subsidiary which is not a Borrower from any Governmental Authority concerning environmental matters, except such notices and communications as are usual and customary in Borrowers' experience, or which Borrowers reasonably believes not to be related to an inquiry or investigation by a Governmental Authority directed specifically at Borrowers or any such Subsidiary, or their respective properties or activities.

       8.5 Compliance with Loan Documents. Borrowers will comply with any and all covenants and provisions of this Loan Agreement, each Note and each of the other Loan Documents.

          8.6 Maintenance of Properties. Each Borrower will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          8.7 Notice of Litigation. Borrowers will give prompt written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting any Borrower or any Subsidiary which is not a Borrower or any property of Borrower or any such Subsidiary or to which any Borrower or any such Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Parent and the Subsidiaries taken as a whole or on the ability of any Borrower to perform their respective obligations under the Loan Documents, stating the nature and status of such action, suit or preceding.

          8.8 ERISA. Parent will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which Parent or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $250,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, Parent or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $250,000 to any Multiemployer Plan that Parent or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

          8.9 Books and Records, Access. Upon reasonable prior notice by the Agent, Borrowers will give any authorized representative of the Agent access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of any Borrower and reasonably relating to the Loans, and to inspect any of the properties of Borrowers, including, without limitation, inspection of Borrowers' properties in connection with any inspection of Borrowers' environmental practices and policies. The Agent shall not have any duty to make any such inspection or incur any liability or obligation by reason of making or not making any such inspection. Parent will, and will cause each Subsidiary to, maintain books and records of its transactions in accordance with GAAP.

          8.10 Compliance with Law. Borrowers will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

          8.11 Insurance. Borrowers will, and will cause each Subsidiary to, maintain workmen's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

          8.12 Inspection. Subject to the provisions of Section 12.19 hereof, Borrowers shall permit any Person designated by the Banks to visit and inspect any of the properties, corporate books and financial records of Borrowers to examine and to make copies of the books of accounts and other financial records of Borrowers, and to discuss the affairs, finances and accounts of Borrowers with, and to be advised as to the same by, its respective officers at such reasonable times and intervals as the Banks may designate. So long as no Event of Default exists, the expenses of the Banks for such visits, inspections and examinations shall be at the expense of the Banks but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of Borrowers.

          8.13 Further Assurances. Borrowers will promptly correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent, Borrowers also will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any Liens intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Agent and the Banks the rights granted now or hereafter intended to be granted to the Agent and the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document or that any Borrower may be or become bound to convey, mortgage or assign to the Agent for the benefit of the Banks in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Borrowers will furnish to the Banks evidence satisfactory to the Banks of every such recording, filing or registration.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

          Until payment in full of the Notes and the performance of the Obligation, Borrowers agree that (unless the Required Banks shall otherwise consent in writing):

          9.1 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Parent will not, and will not permit any Subsidiary to, dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its property or assets or business, except that (a) any Subsidiary of Parent may merge into or transfer assets to any Borrower, (b) any wholly owned Subsidiary may merge into, consolidate with or transfer assets to any other Subsidiary (if such wholly owned Subsidiary is both a Borrower hereunder and the surviving corporation), (c) Borrowers (or any Borrower, as applicable) may sell, transfer, lease or otherwise dispose of real property and associated fixtures and other personal property associated with such real property (i) with respect to the real property identified in the Negative Pledge Instrument, upon the full satisfaction of all amounts owing with respect to the Term Loan and (ii) with respect to other real property, without prepayment of any portion of any of the Loans.

          9.2 Negative Pledges; Subsidiary Restrictions. Parent will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Agent which would (a) prohibit Parent or such Subsidiary from granting, or otherwise limit the ability of Parent or such Subsidiary to grant, to the Agent for the benefit of the Banks any Lien on any assets or properties of Parent or such Subsidiary, except in connection with Permitted Liens (provided, in the case of Liens described in clauses (2), (3), (4) and (10) of the definition of "Permitted Liens", that such prohibition does not extend to collateral other than the assets or properties acquired in connection with the extension of the related Liens and the proceeds thereof) and or (b) require Parent or such Subsidiary to grant a Lien to any other Person if Parent or such Subsidiary grants any Lien to the Agent. Parent will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (i) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (ii) make loans or other cash payments to Parent.

          9.3 Transactions with Affiliates. Borrowers will not, and will not permit any Subsidiary which is not a Borrower to, enter into any transaction with any Affiliate of the Borrowers, except upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          9.4 Accounting Changes. Parent will not, and will not permit Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

          9.5 Investments. Borrowers will not, and will not permit any Subsidiary which is not a Borrower to, acquire for value, make, have or hold any Investments, except:

              (a) Investments existing on the date of this Agreement.

              (b) Permitted Indebtedness.

              (c) Travel and relocation advances to management personnel and employees in the ordinary course of business.

              (d) Investments by any Borrower in Cash Equivalents.

              (e) Other Investments consisting of the acquisition of all or substantially all of the capital stock of, or assets of, any Person in an aggregate amount not in excess of $5,000,000 during any fiscal year of Parent.

         9.6 [Intentionally omitted)

         9.7 Liens. Borrowers will not, and will not permit any Subsidiary which is not a Borrower to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by a Borrower or such a Subsidiary, except Permitted Liens.

         9.8 Contingent Obligations. Borrowers will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations, other than Contingent Obligations existing on the date hereof which are identified in the Disclosure Schedule.

         9.9 Operating Income. Borrowers shall not fail to have had Operating Income greater than zero (a) as at the end of any fiscal year (beginning with the fiscal year ending June 30, 1996), or (b) during any period of three consecutive fiscal quarters.

         9.10 No Amendments. Borrowers will not, and will not permit any Subsidiary to, amend its certificate of incorporation or bylaws if the result thereof would create a Material Adverse Effect.

         9.11 Leverage Ratio. The Leverage Ratio shall not be more than 0.75 to
1.0 as of the last day of any fiscal quarter of Parent.

         9.12 Quick Ratio. The Quick Ratio shall not be less than 1.0 to 1.0 as of the last day of any fiscal quarter of Parent.

         9.13 Debt Service Coverage Ratio. The Debt Service Coverage Ratio shall not be less than 1.5 to 1.0 as of the last day of any fiscal quarter of Parent, measured on a rolling four-quarter basis.

         9.14 Tangible Net Worth. Tangible Net Worth, as of the last day of any fiscal quarter of Parent, shall not be less than the sum of (i) $85,000,000 plus 100% of the aggregate amount of equity contributions made to Parent after December 31, 1995, plus 75% of Parent's consolidated positive net income for each fiscal quarter commencing with the fiscal quarter ended March 31, 1996.

         9.15 Restricted Payments. Parent shall not make or permit any Subsidiary to make any Restricted Payment.

         9.16 Margin Stock. Borrowers will not use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying "margin stock", as that term in quotations is defined in Regulation U.

         9.17 No Fundamental Change. Parent will not substantially change the nature of its business and the business of the Subsidiaries, taken as a whole.

         9.18 Continuity of Certain Senior Managers. There shall be no change after the date of this Agreement in the individuals serving as Parent's Chairman of the Board, its President and its Chief Financial Officer.

                                   ARTICLE 10

                                EVENTS OF DEFAULT

         10.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing.

              (a) Borrowers shall fail to pay when due any principal of, or interest on, any Note or shall fail to pay when due and after written notice thereof any fee, expense or other payment required hereunder, and such failure shall continue for 15 days after such due date or written notice thereof, if applicable;

              (b) Any representation or warranty made under this Loan Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to the Banks pursuant hereto or in connection herewith or with the Loans, shall prove to have been untrue, inaccurate, misleading or incomplete in any material respect as of the date made or deemed made;

              (c) Any failure or neglect to perform or observe any of the covenants or agreements of Borrowers or Borrower contained herein or in any of the other Loan Documents, and such failure or neglect either cannot be remedied or, if it can be remedied, such remedy is not promptly commenced and diligently and in good faith prosecuted to completion within 30 days after notice thereof to Borrowers;

              (d) Any failure to pay when due any Indebtedness (other than that to which subsection 10.1(a) hereof is applicable) of Parent or any Subsidiary owed to any Bank in any amount, if such failure or default shall continue for more than the period of grace, if any, specified in the related agreements;

              (e) The maturity of any material Indebtedness of any Borrower (other than Indebtedness under this Agreement) or a Subsidiary which is not a Borrower shall be accelerated, or any Borrower or such a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of a Borrower or such a Subsidiary shall be deemed "material" if its exceeds $1,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 10.1(e) has occurred.

              (f) Any one or more of the Loan Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny the Banks the substantial benefits contemplated by such Loan Document or Loan Documents;

              (g) Parent or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

              (h) An involuntary petition or complaint shall be filed against Parent or any Subsidiary seeking bankruptcy or reorganization of Parent or such Subsidiary or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Parent or any Subsidiary, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within 120 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Parent or any Subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of Parent or any Subsidiary, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days;

              (i) Any final judgments) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $250,000 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against any Borrower or any Subsidiary which is not a Borrower and such judgment or judgments shall not be satisfied or discharged at least 10 days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

              (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Parent, any Subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of Parent or the Controlled Group to the PBGC or the Plan under ERISA in excess of $250,000 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $250,000 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of 60 days;

              (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Parent or any Subsidiary contributes or contributed on behalf of its employees and the Banks determines in good faith that the aggregate liability likely to be incurred by Parent or any Subsidiary, as a result of any of the events specified in clauses (i), (ii) and (iii) below, in excess of $250,000: (i) Parent or any such Subsidiary incurs a withdrawal liability under
Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under
Section 4041A of ERISA;

              (l) Any levy or execution upon, or judicial seizure of, any property of any Borrower or any Subsidiary which is not a Borrower that has a fair market value in excess of $250,000 that is not bonded or released within 30 days; or

              (m) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary which is not a Borrower, or the Agent for the benefit of the Banks shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent or any Bank if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $250,000, and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrowers from the Agent.

         10.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then the Required Banks may, at their sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as they in their sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative: (i) terminate the Banks' commitment to lend hereunder, (ii) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which each Borrower hereby expressly waives, anything contained herein or in any Note to the contrary notwithstanding, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, direct the Agent to pursue and enforce any of the Agent's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however that if any Event of Default specified in subsection 10.1(g) or 10.1(h) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and each Bank's obligations to lend shall immediately terminate hereunder, without any further action by any Bank or the Agent and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which each Borrower hereby expressly waives.

         10.3 Performance by Banks. Should any Borrower fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents within the period provided herein, if any, for correction of such failure, Agent may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower. In such event, Borrowers shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to the Agent at its Main Office, together with interest thereon at the Past Due Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither any Bank nor the Agent assumes any liability or responsibility for the performance of any duties of Borrowers or any Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of any Borrower.

                                   ARTICLE 11

                                    THE AGENT

         11.1 Appointment and Authorization. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or Affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct; provided, however, that the Agent shall be protected in acting or refraining from acting upon the instruction of the Required Banks; and provided, further, that the Agent shall not be required to take any action that exposes it to personal liability or is contrary to any Loan Document, other agreement or applicable law. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agent, the Borrowers or the Banks.

         11.2 Note Holders. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

         11.3 Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable to the Banks for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         11.4 Documents. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder, makes no representation or warranty to any Bank and shall not be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document, and shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be.

         11.5 Agent and Affiliates. With respect to its RCF Commitment and Term Loan Commitment and the Loans made by it in its capacity as a Bank, First Interstate shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent, and First Interstate and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary which is not a Borrower hereunder as if it were not the Agent.

         11.6 Action by Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability to the Banks under or in respect of this Agreement or any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         11.7 Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers, in connection with the making of its respective RCF Commitment and, in the case of First Interstate, its Term Loan Commitment, and each has made its own appraisal of the creditworthiness of the Borrowers. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

         11.8 Notices of Event of Default etc. In the event that any Bank shall have acquired actual knowledge of any Potential Default or Event of Default, such Bank shall promptly give notice thereof to the Agent. The Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Banks. Upon receipt from any Bank of a request that the Agent give notice to the Borrowers of the occurrence of a Potential Default or Event of Default under subsection 10.2, the Agent shall promptly forward such request to the other Banks and will take such action and assert such rights under this Agreement and the other Loan Documents as the Required Banks shall direct in writing.

         11.9 Indemnification. Each Bank agrees to indemnity the Agent (to the extent not reimbursed by the Borrowers), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Loan Documents or any action taken or omitted by the Agent under this Agreement or the Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its Pro Rata Share (determined under clause (v) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers; provided, that no Bank shall be liable for any portion of any such expenses resulting from the Agent's gross negligence or willful misconduct.

         11.10 Payments.

              (a) Except as provided in subsection (b) immediately below, all payments made by Borrowers, or any Borrower, with respect to the Obligation shall be applied to the payment of fees and interest due and payable on the Loans, and shall be applied to the payment or prepayment of principal outstanding on the Loans, in each case as Borrowers shall direct in accordance with the provisions of this Agreement, provided that all payments of principal or interest made with respect to the Revolving Credit Loans or the Term Loan shall be applied to the payment of interest and principal outstanding under such Loans in accordance with each Bank's respective Pro Rata Share of either the Revolving Credit Loans or the Term Loan, as applicable. The Agent shall forthwith distribute to each Bank that Bank's Pro Rata Share of interest or principal paid by Borrowers on or before the Termination Date with respect to the Loans.

              (b) After the Termination Date, if any unpaid balance of principal remains on the Revolving Credit Loans, the outstanding principal amount of the Term Loan shall be deemed to be consolidated with the outstanding principal balance of First Interstate's Revolving Credit Loan for the sole purpose of calculating each Bank's composite Pro Rata Share of the outstanding principal amounts of the Loans, and all payments received by Agent with respect to the Obligation shall be distributed forthwith by Agent in accordance with each Bank's Pro Rata Share of the aggregate outstanding principal amount of the Loans (except that payments under Sections 3.6 and 4.7 herein shall be distributed exclusively to the respective Bank).

              (c) All distributions made by Agent to any Bank shall be made in the currency and funds received by Agent and shall be made on the date actually received if received prior to 2:00 p.m., otherwise on the next Business Day.

         11.11 Sharing of Payments. If any Bank shall receive and retain any payment on or after the Termination Date, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligation in excess of such Bank's Pro Rata Share of all payments of the Obligations occurring on or after the Termination Date, then such Bank shall purchase from the other Banks (for cash and at face value and without recourse) such participation in the Obligation held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank agrees to exercise any and all rights of setoff, counterclaim or bankers' lien first fully against the Obligations and participation therein held by such Bank, and only then to any other indebtedness of the Borrower to such Bank. The treatment of payments under this subsection 11.11 shall not apply to any agency fees payable to the Agent under the agency fee letter contemplated by subsection 2.3(d).

         11.12 Forwarding of Information to Banks. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received from any Borrower hereunder.

         11.13 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. The Required Banks may remove the Agent at any time with or without cause by notifying the Agent and the Borrowers. In addition, Banks with an aggregate Pro Rata Share exceeding 50% may, following the occurrence and during the continuance of an Event of Default, remove the Agent. Upon any such resignation or removal, the Required Banks or, in the case of a removal pursuant to the preceding sentence, the removing Banks shall have the right to appoint a successor Agent reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of its resignation or the removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint an Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. With respect to the Banks, but not to the Borrowers, after any retiring Agent's resignation or removal hereunder as Agent, the provisions of this subsection 11.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and any other Loan Document.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Survival of Loan Documents. This Agreement and Agent's rights under the Loan Documents shall survive the making of the Loans and shall continue so long as any part of the Loans, or any extension or renewal thereof, remains outstanding.

         12.2 Modification. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Banks may, or, with the written consent of the Required Banks, the Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Banks or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Potential Default or Event of Default and its consequences; provided, however that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Bank's commitments to make Loans, in each case without the consent of each Bank affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks, or
(iii) amend, modify or waive any provision of Section 11 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Potential Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Potential Default or Event of Default, or impair any right consequent thereon. No amendment, supplement or other modification of this Agreement or any other Loan Document not executed by a Borrower shall be enforceable against such Borrower.

         12.3 Waiver. No failure to exercise, and no delay in exercising, on the part of Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Agent hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, any Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         12.4 Payment of Expenses. Borrowers shall pay all reasonable costs and expenses of Agent (including, without limitation, the reasonable attorneys' fees of Agent's legal counsel) incurred by Agent in connection with the preservation and enforcement of Agent's rights under this Loan Agreement, any Note, and/or the other Loan Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expert witness fees) incurred in connection with the preservation and enforcement of its rights under this Loan Agreement, any Note and/or other Loan Documents.

         12.5 Notices. Except for telephonic notices permitted herein, any notices or other communications ("Notices") required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

      Borrowers or any
      Borrower:              Integrated Process Equipment Corp.
                             4717 East Hilton Avenue
                             Phoenix, Arizona 85034
                             Attention: Mr. John S. Hodgson
                             (Vice-President & Chief Financial Officer)
                             Telefacsimile: (602) 517-6016


      Agent:                 First Interstate Bank of Arizona, NA.
                             Post Office Box 29742
                             Phoenix, Arizona 85038-9742
                             Attention: Kevin C. Halloran
                             Commercial Lending Division #813
                             Telefacsimile: (602) 229-4409

      Banks: To the address set forth below their names on the signature pages hereof.

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Loan Agreement by giving notice hereunder of such change to the other parties.

         12.6 Assignments and Participation; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign its rights or obligations hereunder, under any Note or under any other Loan Document without the prior written consent of all of the Banks. Each Bank may at any time grant participation in any portion of its Notes or its RCF Commitment, and each Bank may at any time sell, assign, transfer or otherwise dispose of any portion of its RCF Commitment (each such grant of a participation or interest so sold, assigned, transferred or disposed of being herein called a "Transferred Interest") to (a) banks chartered under the laws of the United States or any State thereof or (b) other lenders or mutual funds, in the case of either clause
(a) or (b) reasonably acceptable to Borrowers ("Transferees"), provided that, with regard to any such sale, assignment, transfer or other disposition, the aggregate amount of the RCF Commitment being sold, assigned, transferred or disposed of shall in no event be less than $5,000,000, and provided that, following such sale, assignment, transfer or disposition, the transferring Bank shall continue to be obligated under its RCF Commitment in an aggregate amount of not less than $5,000,000. In addition, each Bank may pledge any portion of its Notes for security purposes to any Federal Reserve Bank. If any Bank makes any assignment to a Transferee, then upon notice to the Agent such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of such Bank hereunder, and the transferring Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Borrowers agree to issue new Notes to the transferring Bank and/or Transferee following any such transfer that has the effect of making the Transferee a "Bank" under this Agreement, to reflect the transfer of the Transferred Interest to the Transferee. Without in any way limiting the rights of Transferees hereunder, Borrowers agree that each Transferee shall be entitled to the benefits of subsections 3.6 and 4.7 to the extent of its Transferred Interest as if it were the "Bank" holding Loans in an aggregate amount equal to such Transferred Interest, and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Borrowers. Notwithstanding the sale by any Bank of any participation hereunder,
(i) no participant shall be deemed to be or have the rights and obligations of a Bank hereunder except as provided in the preceding sentence and (ii) such Bank shall not in connection with selling any such participation condition such Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (A) any reduction in the amount of any principal of, or the amount of or rate of interest on, any Note or Loan in which such participation is sold, (B) any postponement of the date fixed for any payment or principal of or interest on any Note or Loan, or the termination of any RCF Commitment in which such participation is sold, or (C) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Loan Document. Each such participant shall enter into an agreement with the transferring Bank under which such Transferee agrees to benefit under the Security Documents.

         12.7 Arbitration.

         (a) Binding Arbitration. Upon the demand of Borrowers or Required Banks, whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement or any Loan Document. The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

         (b) Governing Rules. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Arizona. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a Bank of the protections afforded to it under 12 U.S.C.
Section 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

         (c) No Waiver, Preservation of Remedies, Multiple Parties. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights) or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

         (d) Arbitrator Powers and Qualifications; Awards. Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Arizona. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as a single arbitrator in a Dispute decided by one arbitrator, another who has at least ten years experience in commercial lending and another who has at least ten years experience in the semiconductor industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrowers, guarantors, sureties and or owners of collateral if different from the Borrowers, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

         (e) Miscellaneous. To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Arizona at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Loan Documents and repayment in full of sums owed to Banks by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

         12.8 Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents, without regard to Arizona conflicts of law rules.

         12.9 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan

Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Agent as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.10 Offset. Each Borrower hereby grants to Agent the right of offset, to secure repayment of the Notes, upon any and all its moneys, securities or other property and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or its agents, from or for the account of any Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of any Borrower, and any and all claims of any Borrower against Agent at any time existing.

         12.11 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of the parties, and their respective successors, assigns and legal representatives; provided, however, that no Borrower may, without the prior written consent of Agent, assign any rights, powers, duties or obligations thereunder, and Agent may not, without the prior written consent of Borrower, assign any rights, powers, duties or obligations thereunder to other than an Authorized Participant.

         12.12 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         12.13 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

         12.14 Participation. Agent shall have the right to enter into a participation agreement with any Authorized Participant with respect to the Notes or any Note, but such participation shall not affect the rights and duties of Agent hereunder vis-a-vis Borrower.

         12.15 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Agent liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by any Borrower, or for debts or claims accruing to any such persons against any Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Agent, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by any Borrower, nor to any other person or entity other than Borrowers.

         12.16 Pricing Matrix, Schedules and Exhibits Incorporated. The Pricing Matrix, all schedules and all exhibits attached hereto are hereby incorporated into this Loan Agreement by each reference thereto as if fully set forth at each such reference.

         12.17 Counterparts. This Loan Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         12.18 Choice of Forum; Consent to Service of Process; Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding against Borrowers with respect to this Loan Agreement, the Revolving Credit Notes, the Term Note or any judgment entered by any court in respect thereof, may be brought in any of the courts of the State of Arizona in Maricopa County, or in the United States courts located in the State of Arizona as the Agent in its sole discretion may elect, and each Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement, the Notes or any other Loan Document brought in any of the courts located in Maricopa County in the State of Arizona. BORROWERS, AGENT AND BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTONS CONTEMPLATED HEREBY OR THEREBY.

         12.19 Confidentiality. The Agent and the Banks shall hold all nonpublic information obtained pursuant to the requirements hereof in accordance with the Agent's or the applicable Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participant), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 12.19. In no event shall the Agent or any Bank be obligated or required to return any materials furnished by the Parent or any other Borrower; provided, however, each offeree shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by any Borrower in connection herewith.

         12.20 No Agency. It is understood by and agreed to by all of the parties to this Loan Agreement that First Interstate is the sole Bank, and that, notwithstanding any conflicting provisions of this Loan Agreement or any other Loan Document to the contrary, (A) the Borrowers may for all purposes treat the Agent as the Bank, and the Bank as the Agent, and (B) no other Bank may become a party to this Loan Agreement without the express written consent of the Borrowers. Without in any way limiting the foregoing, and in furtherance thereof, the parties further agree:

         (a) In the event any terms or conditions of this Section 12.20 conflict with any other provisions of this Loan Agreement or of any other Loan Document, this Section 12.20 shall control.

         (b) First Interstate may not alter the terms and conditions of this
Section 12.20 without first obtaining the written consent of all the Borrowers.

         (c) Section 12.6 shall be deemed to read as follows:

         12.6 Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither any Borrower, the Agent nor any Bank may assign its rights or obligations hereunder, under any Note or under any other Loan Document, without the prior written consent of all of the other parties hereto; provided, however First Interstate may pledge any portion of its Notes for security purposes to any Federal Reserve Bank.

         (d) Section 2.3(d) shall be deemed deleted and of no effect.

         (e) Section 11.13 shall be deemed deleted.

         (f) Section 3.3(b)(ii) shall be deemed deleted and of no effect.

         IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.


                                  "BORROWERS":

                                   INTEGRATED PROCESS EQUIPMENT CORP.



                                   By  John S. Hodgson
                                     --------------------------------------
                                     Its  Vice President, CFO and Secretary
                                          ---------------------------------


                                   IPEC PLANAR PORTLAND, INC.

                                   By  John S. Hodgson
                                     --------------------------------------
                                     Its   Vice President, CFO and Secretary
                                          ----------------------------------





                                   IPEC PLANAR PHOENIX, INC.

                                   By  John S. Hodgson
                                     --------------------------------------
                                     Its   Vice President, CFO and Secretary
                                          ----------------------------------




                                   IPEC CLEAN, INC.

                                   By  John S. Hodgson
                                     --------------------------------------
                                     Its   Vice President, CFO and Secretary
                                          ----------------------------------



                                   IPEC PRECISION, INC.

                                   By  John S. Hodgson
                                     --------------------------------------
                                     Its   Vice President, CFO and Secretary
                                          ----------------------------------







                                 LOAN AGREEMENT
                                SIGNATURE PAGE-1

                                  "AGENT":

                                   FIRST INTERSTATE BANK OF ARIZONA. N.A., as Agent


                                   By Signature Illegible
                                     --------------------------------------
                                     Its   Vice President
                                          ---------------------------------




                                  "BANKS":

                                   FIRST INTERSTATE BANK OF ARIZONA, N.A.




                                   By Signature Illegible
                                     --------------------------------------
                                     Its   Vice President
                                          ---------------------------------



                                   Address for Notices:

                                   First Interstate Bank of Arizona, N.A.
                                   Post Office Box 29742
                                   Phoenix, Arizona 85038-9742
                                   Attention: Kevin C. Halloran
                                   Commercial Lending Division #813
                                   Telefacsimile: (602) 229-4409








                                 LOAN AGREEMENT
                                SIGNATURE PAGE-2

                                                                         ANNEX 1
                                                                              to
                                                                  LOAN AGREEMENT

                         COMMITMENT AMOUNTS OF THE BANKS

I. RCF Commitments:
                                                           RCF Commitment Amount
                                                           ---------------------

     FIRST INTERSTATE BANK OF ARIZONA, NA.                       $30,000,000

                Total RCF Commitments:                           $30,000,000

II. Term Loan Commitments:
    ---------------------
                                                                Term Loan
                                                             Commitment Amount
                                                             -----------------

     FIRST INTERSTATE BANK OF ARIZONA, NA.                     $10,000,000

                Total Term Loan Commitments:                   $10,000,000

                                                                         ANNEX 2
                                                                              to
                                                                  LOAN AGREEMENT

                                 PRICING MATRIX

         The Applicable Margin with respect to an Interest Rate Option, the Unused Commitment Fee, and the Stand-By L/C Issuance Fee in effect from time to time shall be determined quarterly as more fully described in Section 3.2 of the Loan Agreement, based upon the following ratios as of a determination date:

                                          Pricinng Level 1             Pricing Level 2              Pricing Level 3
                                          ----------------             ---------------              ---------------
RATIOS
       Quick Ratio                        greater than 1.50 to 1       greater than 1.25 to 1       greater than 1.00 to 1
       Leverage Ratio                        less than 0.35 to 1          less than 0.55 to 1          less than 0.75 to 1
       Debt Service Coverage Ratio        greater than 2.50 to 1       greater than 2.00 to 1       greater than 1.50 to 1
APPLICABLE MARGIN
       For RCF Advances (and
       Take-Out Term Loan):
               LIBOR Advances                               2.25%                        2.75%                        3.00%
              Prime Advances                                   0%                           0%                         .25%
       For Term Loan (regardless of
       ratio):
              Prime Advance                                 1.25%                        1.25%                        1.25%
              Treasuries Advance                            3.75%                        3.75%                        3.75%
UNUSED COMMITMENT FEE                                25.00 b.p.*                   31.25 b.p.                   43.75 b.p.
RATE
STAND-BY L/C ISSUANCE FEE                               100 b.p.                     125 b.p.                     150 b.p.

*        "b.p." means basis points.

                                                                       EXHIBIT A
                                                                              TO
                                                                  LOAN AGREEMENT


First Interstate Bank
 of Arizona, N.A., as Agent
Commercial Lending Division #813
Post Office Box 29742
Phoenix, Arizona 85038-9742
Attention: Kevin Halloran

                           Borrowing Base Certificate

Ladies and Gentlemen:

         We submit this Borrowing Base Certificate to you in accordance with the terms of Section 8.1(j) of the Loan Agreement dated April 24, 1996, among First Interstate Bank of Arizona, N.A., as a Bank and as Agent, and the Borrowers, and as the same may be further amended, modified, supplemented or restated from time to time. Each capitalized term used herein has the same meaning ascribed to such term in that Loan Agreement.

         The undersigned hereby certifies the following as of the close of business on _________________________, 199_:

1. Borrowing Base Calculation.

                                                   IPEC         IPEC
                                                   Planar       Planar       IPEC         IPEC
                                                   Phoenix,     Portland,    Clean,       Precision,
   Description                                     Inc.         Inc.         Inc.         Inc           Parent       Total
A  Total of Borrowers' Accounts

               Less:

B Accounts with original terms greater than 90 days (i)

C  Accounts with total
   balance unpaid after 90
   days part invoice date
   (ii)

D  Holdbacks (iii)

E Total of Accounts due from customers with more than 25% of customer accounts unpaid
   90 days after invoice (vi)

F  Accounts due from
   customers which Agent has
   informed Borrower does
   not have satisfactory
   credit rating (vii)

G  Ineligible government accounts (viii)

H  Affiliate or related party accounts (ix)

I  Accounts evidenced by "Chattel Paper" (xi)

                                                    IPEC          IPEC
                                                    Planar        Planar       IPEC         IPEC
                                                    Phoenix,      Portland,    Clean,       Precision,
   Description                                      Inc.          Inc.         Inc.         Inc.           Parent       Total
J  Accounts in which Agent does not have a
   perfected first security interest (xii)

K  Accounts subject to liens by others (xiii)

L  Accounts from customers subject to
   bankruptcy or insolvency (xiv)

M  Equals Sub-Total I

N Sum of that portion of accounts individually greater than 10% of all Accounts

0 Less: Amounts included under "N" permitted per Schedule 1.2

P  Equals Sub-Total 2(iv)

Q  Sum of Foreign accounts

R  Less Foreign accounts permitted per
   Schedule 1.1 or backed EXIM insurance or acceptable L/C's

S  Equals Sub-Total 3(v)

T Total of Accounts with unresolved customer disputes

U  Sum of that amount of Accounts in dispute

V  Equals Sub-Total 4(x)

   CALCULATION

A  Total of Borrowers' Accounts

M  Less: Sub-Total 1

P  Less: Sub-Total 2

S  Less: Sub-Total 3

V  Less: Sub-Total 4

W  Equals Eligible Accounts

X  W multiplied by .80

Y  Aggregate RCF Commitment Amount

Z  The of X and Y is the Borrowing Base

         2. Information Respecting Approved Concentration Accounts.

                  A. Book value of aggregate Approved
                     Concentration Accounts

                  B. Account balances of the following account debtors,
                     including such Accounts as a percentage of Borrowers' total
                     Accounts:

                                                                            As of Percentage
                                                         Book Value         of total Accounts

                  Intel Corporation                      $                                   %
                  Tokyo Electron Limited                 $                                   %
                  Teltec Semiconductor                   $                                   %
                  IBM                                    $                                   %
                  Motorola, Inc.                         $                                   %
                  SGS-Thompson                           $                                   %


         3. The undersigned is the duly elected chief financial officer of the Parent, duly authorized to execute and deliver this Certificate for and on behalf of each of the Borrowers.

DATED:_____________________ 199_.

                                   INTEGRATED PROCESS EQUIPMENT CORP.
                                   IPEC PLANAR PHOENIX, INC.
                                   IPEC PLANAR PORTLAND, INC.
                                   IPEC CLEAN, INC.
                                   IPEC PRECISION, INC,

                                   By________________________________
                                      Name and Title:________________

                                                                       EXHIBIT B
                                                                              TO
                                                                  LOAN AGREEMENT

                              REVOLVING CREDIT NOTE

$30,000,000.00                                                    April 24, 1996
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned (each a "Maker" and, collectively, the "Makers"), hereby promise, jointly and severally, to pay to the order of First Interstate Bank of Arizona, N.A. (the "Bank") at the main office of the Agent (as such term and each other capitalized term used without definition herein is defined in the Loan Agreement hereinafter referred to) at 100 West Washington, Phoenix, Arizona 85003 (Attention: Commercial Banking Division, #813), in Dollars in immediately available funds, the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or the aggregate unpaid principal amount of all Advances made by the Bank pursuant to the Loan Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

         This note is a Revolving Credit Note referred to in that certain Loan Agreement dated April 24, 1996 among Makers, the Banks and the Agent (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement. Reference is made to the Loan Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby. This Note is secured by certain collateral referred to in the Security Documents.

         As provided by the Loan Agreement, Makers have the option, subject to the terms and conditions set forth in the Loan Agreement, to convert the principal balance of this Note into a Take-Out Term Loan. In the event such option is duly and timely exercised, this Note shall thereafter evidence such balance of the Take-Out Term Loan.

         After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at the Past Due Rate. Maker, jointly and severally, agree to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

         Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note shall be binding upon the Makers and their respective successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, Makers have caused this Note to be executed by their duly authorized corporate agent as of the day and year first above written.

                                   INTEGRATED PROCESS EQUIPMENT CORP.,
                                   a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                   Maker's Tax Identification Number:
                                   77-0257507

                                   IPEC PLANAR PHOENIX, INC.,
                                   a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                   Maker's Tax Identification Number:
                                   86-0282167

                                  IPEC PLANAR PORTLAND, INC.
                                  an Oregon corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  93-0817789

                                  IPEC CLEAN, INC.,
                                  a California corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  68-0110411

                                  IPEC PRECISION, INC.,
                                  a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  061-443634

                                                                       EXHIBIT C
                                                                              TO
                                                                  LOAN AGREEMENT

                                    TERM NOTE

$10,000,000.00                                                    April 24, 1996
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned (each a "Maker" and, collectively, the "Makers"), hereby promise, jointly and severally, to pay to the order of First Interstate Bank of Arizona, N.A. (the "Bank") at the main office of the Agent (as such term and each other capitalized term used without definition herein is defined in the Loan Agreement hereinafter referred to) at 100 West Washington, Phoenix, Arizona 85003 (Attention: Commercial Banking Division, #813), in Dollars in immediately available funds, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

         This note is the Term Note referred to in that certain Loan Agreement dated April 24, 1996 among Makers, the Banks and the Agent (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement. Reference is made to the Loan Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby. This Note is secured by certain collateral referred to in the Security Documents.

         After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at the Past Due Rate. Maker, jointly and severally, agree to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

         Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of an subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note shall be binding upon the Makers and their respective successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, Makers have caused this Note to be executed by their duly authorized corporate agent as of the day and year first above written.

                                  INTEGRATED PROCESS EQUIPMENT CORP.,
                                  a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  77-0257507

                                  IPEC PLANAR PHOENIX, INC.,
                                  a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  86-0282167

                                  IPEC PLANAR PORTLAND, INC.
                                  an Oregon corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  93-0817789

                                  IPEC CLEAN, INC.,
                                  a California corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  68-0110411

                                  IPEC PRECISION, INC.,
                                  a Delaware corporation

                                   By________________________________
                                    Its______________________________

                                  Maker's Tax Identification Number:
                                  061-443634

                                                                       EXHIBIT G
                                                                              TO
                                                                  LOAN AGREEMENT

                              DISCLOSURE STATEMENT

Section 6.2(f) disclosures: NONE,

Section 7.6 disclosures (Significant Debt Agreements):

        See the agreements listed on Schedule 1.3(a) to this Loan Agreement.

Section 7.8 disclosures (Litigation): NONE

Section 7.12 disclosures (Subsidiaries):

                                                 Percentage
                                                 of Parent's
                                                 ownership
 Legal name                  State of            of Subsidiary's
of Subsidiary               Incorporation        capital stock            Principal Office
- -------------               -------------        -------------            ----------------
IPEC Planar                 Delaware                  100%                 4717 E. Hilton Ave.
Phoenix, Inc.                                                              Phoenix, AZ 85034
                                                                           Maricopa County, AZ

IPEC Planar                 Oregon                    100%                 725 SE Lincoln St.
Portland, Inc.                                                             Portland, OR 97214
                                                                           Multinomah County, OR

IPEC Clean, Inc.            California                100%                 1922 Avenida del Oro
                                                                           Oceanside, CA 92056
                                                                           San Diego County, CA

IPEC Precision, Inc.       Delaware                  100%                 3 Berkshire Boulevard
                                                                           Bethel, CT 06801
                                                                           Fairfield County, DE

IPEC International         Delaware                  100%                 4717 E. Hilton Ave.
Services, Inc.                                                             Phoenix, AZ 85034
                                                                           Maricopa County, AZ

                                        Percentage
                                       of Parent's
                                       ownership
Legal name          State of         of Subsidiary's
of Subsidiary       Incorporation     capital stock       Principal Office
- -------------       -------------    ---------------      -----------------

IPEC Japan, Inc.    Delaware              100%            911 Bern Court
                                                          San Jose, CA 95112
                                                          Santa Clara County, CA




Section 7.13 disclosures (Principal Offices): See Section 7.12 disclosures, above.

                                                                       EXHIBIT H
                                                                              TO
                                                                  LOAN AGREEMENT

First Interstate Bank
  of Arizona, N.A., as Agent
Commercial Lending Division #813
Post Office Box 29742
Phoenix, Arizona 85038-9742
Attention: Kevin Halloran


                             Compliance Certificate

Ladies and Gentlemen:

         We submit this Compliance Certificate to you in accordance with the terms of Section 8.1(d) of the Loan Agreement dated April 24, 1996, among First Interstate Rank of Arizona, N.A., as a Bank and as Agent, and the Borrowers, and as the same may be further amended, modified, supplemented or restated from time to time. Each capitalized term used herein has the same meaning ascribed to such term in that Loan Agreement.

         The undersigned hereby certifies the following as of the close of business on December 31, 1995:


1. Capitalized Lease Requirements of Section 9.6.

    (a)     Original capitalized amount of
            Capitalized Leases entered into
            since April 24, 1996 [date of
            the Loan Agreement]                                                      $   -0-

    (b)     Maximum permitted original capitalized
            amount of Capitalized Leases entered into
            on or after the date set forth in (a)                                    $5,000,000

2.  Leverage Ratio Requirement of Section 9.11.

    (a)     Maximum Leverage Ratio permitted
            by Section 9.11                                                         0.75 to 1.0

    (b)     Amount of Funded Debt                                $41,559,000

    (c)     Tangible Net Worth                                   $90,725,000

    (d)     Ratio of (b) to (c)                                                         .46 to 1

                                                                               2

3. Quick Ratio Requirement of Section 9.12.
   (a)    Minimum Quick Ratio permitted
          by Section 9.12                                                      1.0 to 1.0

   (b)    Consolidated cash, Cash Equivalents
          and accounts receivable                            $77,148,000

   (c)    Consolidated current liabilities
          (including outstanding principal
          balance of the RCF or Take-Out
          Term Loan, as the case may be,
          but excluding the outstanding
          balance of the Term Loan)                          $60,778,000

   (d)    Ratio of (b) to (c)                                                   127 to 1


4. Debt Service Coverage Ratio Requirement of Section 9.13.

                                                           [In 000's]
   (a)    Minimum Permitted Debt Service
          Coverage Ratio                                        1.5

   (b)    Consolidated Net Income                           $(7,301)
   (c)    Plus:  Depreciation                                 4,673
   (d)           Amortization
   (e)           Interest Expense                               752
   (f)           Purchased Research & Development            36,961
   (g)           Other Non-Cash Expenses                        263
   (h)           Operating Lease Expense                        710
   (i)    Less:  Non-Cash Income                             13,296
                 Extraordinary Gains                            -0-
                                                            -------
   (k)    Equals Numerator                                  $22,762
                                                            =======
   (l)    Operating Lease Expense (h above)                 $   710
   (m)    Plus: Interest Expense (e above)                      752
   (n)          Current Portion of Long Term Debt             5,450
                (including any current
                maturities under the Take-Out
                Term Loan)
   (o)          Current Portion of Capital Leases              336
                                                            ------
   (p)    Equals Denominator                                $7,248
                                                            ======

   (q)    (k) divided by (o) equals Debt Service Ratio    $3.14 to 1

                                                                               6

(1)    Notes Payable - All Current 12/95Q [In 000's]            $25,790
       Less: Riersgaard                                          13,000
            Hughes                                                9,000
                                                                -------
       Remaining N/P to be included above                         3,790

       Current portion L/T Debt per 12/95Q                        1,660
                                                                -------
       Total Current Portion L/T Debt                             5,450
                                                                =======
(2)    Operating Lease Expense: [In 000's]

       6/95 annual report [1/95 to 6/95 expense] 636,000/2          318
       6/96 annual report [7/95 to 12/95 expense] 784,000/2         392
                                                                -------
               Total Estimated Operating Lease Expense              710
                                                                =======

                                                                               4
5. Tangible Net Worth Requirement of Section 9.14.

        (a)    Minimum Tangible Net Worth
               required by Section 9.14 (12/31/95)            $85,000,000

        (b)    Tangible Net Worth at the
               end of the most recently
               concluded fiscal quarter                       $90,725,000

6. The undersigned has reviewed the terms of the Loan Agreement and has made, or has caused to be made under the supervision of the undersigned, a detailed review of transactions and conditions of the Borrowers during the accounting period covered by this Certificate.

7. All financial statements of Parent delivered to the Agent, pursuant to
Section 8.1(a) of the Loan Agreement, with respect to the fiscal quarter ended December 31, 1995, are fairly stated and have been prepared in accordance with GAAP.

8. Since the date of the most recent Compliance Certificate delivered to the Agent, the Borrowers have observed, performed and fulfilled each and every obligation and covenant contained in the Loan Agreement. On the date hereof, no Potential Default or Event of Default known to the undersigned, has occurred and is continuing, except such Potential Defaults or Events of Default as may be described on a separate sheet attached hereto.

9. The undersigned is the duly elected chief financial officer of Parent, duly authorized to execute and deliver this certificate for and on behalf of each of the Borrowers.

DATED: April 24,1996.

                                             INTEGRATED PROCESS EQUIPMENT CORP.
                                             IPEC PLANAR PHOENIX, INC.
                                             IPEC PLANAR PORTLAND, INC.
                                             IPEC CLEAN, INC.
                                             IPEC PRECISION, INC.


                                             By /s/ John S. Hodgson
                                                --------------------------------
                                                  John S. Hodgson
                                                  Vice President and CFO

                                                                    SCHEDULE 1.1
                                                                              to
                                                                  LOAN AGREEMENT

                            Approved Foreign Accounts

         Accounts in respect of which the Account debtor is a Person listed below shall not be subject to the provisions of clause (v) of the definition of "Eligible Accounts":

              Robert Bosch GmBH
              DeHaviland Canada
              Hyundai Electronics
              LG Electronics, Inc. (formerly Goldstar Electronics) Lucky-Goldstar International
              Mosel Vitelic Inc.
              NEC Semiconductor
              Samsung Electronics
              SGS-Thompson
              Siemens-Plch
              Silicon Systems
              Taisil Electronic Mat.
              Taiwan Semiconductor
              Teltec Semiconductor
              Tokyo Electron Ltd.
              Wacker Silicones

                                                                    SCHEDULE 1.2
                                                                              to
                                                                  LOAN AGREEMENT

                        Approved Concentration Accounts

         Accounts in respect of which the Account debtor is a Person listed below shall be subject to the provisions of clause (iv) of the definition of "Eligible Accounts" only to the extent that the Accounts of such Account debtor exceed as of any date of determination, the percentage of Borrowers' aggregate total Eligible Accounts set forth opposite such Account debtor's name, as follows:

                                                           Maximum Percentage
               Account Debtor                               of Total Accounts
               --------------                               -----------------
               Intel Corporation                                   40%
               Tokyo Electron Limited                              25%
               Teltec Semiconductor                                20%
               IBM                                                 20%
               Motorola, Inc.                                      20%
               SGS-Thompson                                        15%

                                                                 SCHEDULE 1.3(a)
                                                                              to
                                                                  LOAN AGREEMENT

                             Permitted Indebtedness

         1. An amount of $1,090,000 owed to Hughes Danbury Optical Systems, Inc. ("Hughes") in connection with Asset Purchase Agreement between Hughes and Parent, dated as of December 29, 1995.

         2. Royalty payments in the maximum amount of $6,055,000 owed to Hughes in connection with the Assignment of Intellectual Property Rights and Security Agreement, dated as of December 29, 1995 between Hughes Aircraft Company, Hughes and IPEC Precision.

         3. An amount of $2,300,000 owed to William Reiersgaard pursuant to two separate Promissory Notes, each dated October 30, 1995, issued in connection with the Stock Purchase Agreement, effective October 30, 1995, among Parent, Reiersgaard and Gaard Automatic, Inc.

         4. An amount of $700,000 owed to Reiersgaard in connection with the Agreement as to Certain Tax Matters, dated December 29, 1995.

         5. An amount of $13,000,000 owed to Reiersgaard in connection with the acquisition of Gaard Automation, Inc., which amount shall be included within the definition of Permitted Indebtedness until April 30, 1996, unless earlier paid in full and, thereafter through May 16, 1996, the amount of $13,000,000 which will be owed to Second National Bank, Saginaw, Michigan, upon its payment on behalf of Parent of the foregoing Indebtedness to Reiersgaard.

                                                                 SCHEDULE 1.3(b)
                                                                              to
                                                                  LOAN AGREEMENT

                 Permitted Liens Existing on the Effective Date

         In addition to Liens permitted by clauses (1), and (3) through (9) of the definition of "Permitted Liens" in the Loan Agreement and in effect on the date of the Loan Agreement, the Liens described in the following financing statements:

JURISDICTION: ARIZONA SECRETARY OF STATE

DEBTOR.  INTEGRATED PROCESS EQUIPMENT CORPORATION


   File Date    Filing No.       Secured Party          Collateral               Action
   ---------    ----------       -------------          ----------               ------

   11-30-95     856102           Williams Tele-         Telecommunications
                                 communications         Systems and all
                                 Systems, Inc.          related equipment.

   03-04-96     868649           USL Capital            Office Furniture
                                 Corporation            from Goodman's,
                                                        Inc. (This may be a
                                                        lease)

   02-22-94     776353           The CIT                Equipment
                                 Group/Equipment
                                 Financing, Inc.

   02-22-94     776354           The CIT                Equipment
                                 Group/Equipment
                                 Financing, Inc.

   12-14-94     812390           IBM Credit Corp.       IBM Equipment

   12-14-94     812391           IBM Credit Corp.       IBM Equipment

   12-27-94     813803           American Business      8 Canon Copiers
                                 Credit                 (This is a lease)
                                 Corporation

   01-20-95     816821           IBM Credit             IBM Equipment
                                 Corporation,           (This is a lease)
                                 Lessor

   01-20-95     816823           IBM Credit             IBM Equipment
                                 Corporation,           (This is a lease)
                                 Lessor

File Date    Filing No.       Secured Party          Collateral               Action
- ---------    ----------       -------------          ----------               ------
04-01-96     891397           Bank One,              Drexel Swingmast
                              Arizona, N.A.          Electric Forklift and
                                                     related batteries &
                                                     charger
DEBTOR:  WESTECH SYSTEMS, INC.

03-22-90     614692           Chase Manhattan        Forklift
                              Leasing Company
                              (Michigan, Inc.)

02-05-91     652806           Eaton Financial,       Canon Copier
                              Inc.

01-13-92     691145           Foothill Bank          Telephone and voice
                                                     mail system lease
                                                     #24579.1

08-24-92     715853           General Electric       Computer equipment
                              Capital                and software
                              Corporation            equipment

02-01-93     732378           Travis County          Equipment: Verteg
                              Research and           1600-5M Superclean
                              Development            (This may be a lease)
                              Authority
                              by its
                              agent
                              Sematech,
                              Inc.

02-_-93      732930           IBM Credit             IBM Equipment
                              Corporation

05-21-93     745005           Sematech, Inc.         Various items of
                                                     equipment

05-21-93     745006           Travis County          Equipment lease.
                              Research and
                              Development
                              Authority,
                              by its
                              agent
                              Sematech,
                              Inc.

12-13-94     812163           Canon Financial        Canon Copiers
                              Services, Inc.         (Lease #23531.02)

DEBTOR:  IPEC WESTECH
06-05-95     833626           American Business      Lease of Canon
                              Credit                 Copier
                              Corporation

File Date    Filing No.      Secured Party         Collateral              Action
- ---------    ----------      -------------         ----------              ------
06-19-95     835416          American Business     Lease of Canon
                             Credit                Copier
                             Corporation
08-03-95     841446          American Business     Lease of Canon
                             Credit                Copier
                             Corporation


JURISDICTION: MARICOPA COUNTY RECORDER

DEBTOR:  WESTECH SYSTEMS, INC.

11-26-91     91-0553724      Ionics Pure           Lease of water
                             Solutions             purification system.

11-26-91     91-0553725      Ionics Pure           Lease of equipment.
                             Solutions

DEBTOR:  IPEC WESTECH

12-13-94     94-0868093      Tailored Systems,     Equipment.
                             Inc., Vibrodyne
                             Division

DEBTOR:  INTEGRATED PROCESS EQUIPMENT CORPORATION

None


JURISDICTION: CALIFORNIA SECRETARY OF STATE

DEBTOR:  ATHENS CORPORATION

12-31-92     92276454        Colonial Pacific      Lease of Xerox
                             Leasing Corp.         Copier.
07-06-93     93135127        Ally Capital          Lease of Equipment
                             Corporation           under Master Lease
                                                   Agreement dated
                                                   6-10-93.
07-06-93     93135128        Ally Capital          Equipment under          Need Partial
                             Corporation           Lease.                   Release
07-26-93     93148628        Ally Capital          Equipment under
                             Corporation           Lease.
08-30-93     93174791        Ally Capital          Equipment under
                             Corporation           Lease.

File Date    Filing No.       Secured Party          Collateral               Action
- ---------    ----------       -------------          ----------               ------
10-01-93     93200124        Ally Capital          Equipment under
                             Corporation           Lease.
11-09-93     93227861        Colonial Pacific      Lease of Equipment.
                             Leasing
12-15-93     93252039        Ally Capital          Equipment Lease.
                             Corporation
02-04-94     94023161        Eaton Financial       Equipment Lease-
                             Corporation           Computers.

03-15-94     94050658        AVCO Leasing          Lease of Equipment.
07-25-94     94151250        Comdisco, Inc.        Specific Items of
                                                   Inventory consisting
                                                   of 3 Sulfuric Acid
                                                   Concentrator &
                                                   Reprocessor
                                                   Machines.

Debtor: Integrated Process Equipment Corp.
None

Jurisdiction: - SAN DIEGO COUNTY, CALIFORNIA
Debtor: Athens Corp.

None


Jurisdiction: OREGON SECRETARY OF STATE
Debtor:   Gaard Automation.  Inc.
08-25-93     R70207          Advanta Leasing       Lease of Equipment.
                             Corp.
01-04-90     N70207          First Interstate      AR accounts,
                             Bank of Oregon,       general
                             NA                    intangibles,
                                                   inventory, and
                                                   equipment.
11-29-94     Continuation    First Interstate
               of N70207     Bank of Oregon,
                             NA

File Date    Filing No.      Secured Party         Collateral             Action
- ---------    ----------      -------------         ----------             ------
06-07-93     R58388          Advanta Leasing       Lease of Computer
                             Corp.                 Equipment


Jurisdiction: CONNECTICUT SECRETARY OF STATE
Debtor:  Hughes Danbury Optical Systems, Inc.

02-04-91     911947          General Electric      Office Furniture.
                             Capital
                             Corporation

02-16-93     0998337         Lease Pro, Inc.       Items of Computer
                                                   Equipment under
                                                   Lease.

07-22-93     1021632         The Manifest          Lease of Kodak
                             Group                 Printer & a Scanner.

09-09-93     1027379         Siemens Credit        Lease of Equip.-
                             Corporation           Siemens Nixdorf
                                                   2030-1 LED Printer.

08-04-93     1023123         Digital Equipment     Lease of Computer
                             Corporation           System.

09-02-93     1026673         Siemens Credit        Equip. Lease-
                             Corp.                 Printer.

03-02-94     104777          Siemens Credit        Equip. Lease-
                             Corp.                 Printer.

11-25-94     1588812         LINC Anthem           Waiting for original
                             Corp. (Assignee       filing to determine
                             from Forrest          collateral.
                             Financial Corp.)

08-15-95     0001638905      LINC Anthem           Waiting for original
                             Corp. (Assignee       filing to determine
                             from Forrest          collateral.
                             Financial Corp.)

Debtor:  IPEC Precision, Inc.
01-04-96     1666574         Hughes Danbury        All Assets Acquired
                             Optical Systems,      Pursuant To
                             Inc.                  Security Agreement
                                                   Dated 12-29-95.

                                                                 SCHEDULE 6.1(F)
                                                                              to
                                                                  LOAN AGREEMENT

               Financing Statements to be Terminated by Borrowers


Jurisdiction: ARIZONA SECRETARY OF STATE

 Debtor.  Integrated Process Equipment Corporation

  File Date        Filing No.     Secured Party    Collateral             Action
  ---------        ----------     -------------    ----------             ------
  03-02-95         829838         Fred Kassner     Accounts
                                                   Receivables
  12-28-95         860491         Fred Kassner     All personal
                                                   property,
                                                   equipment,
                                                   inventory, accounts,
                                                   leases, licenses,
                                                   permits, trade
                                                   names, intellectual
                                                   property, and all
                                                   proceeds.
  Debtor:  Westech Systems, Inc.
  05-03-95         829837         Fred Kassner     All accounts
                                                   receivable.
  12-28-95         860492         Fred Kassner     All personal
                                                   property,
                                                   equipment
                                                   inventory, accounts,
                                                   leases, licenses,
                                                   permits, trade
                                                   names, intellectual
                                                   property, and all
                                                   proceeds of above.
  Debtor: IPEC Westech

  None

File Date      Filing No.        Secured Party       Collateral           Action
- ---------      ----------        -------------       ----------           ------

Jurisdiction: MARICOPA COUNTY RECORDER

Debtor: Westech Systems, Inc.

12-29-95       95-0806298        Fred Kassner        All personal
                                 (Deed of Trust      property on Real
                                 and Security        Property of Lot 15
                                 Agreement)          El Dorado
                                                     Industrial Plaza
                                                     Unit 3; Lot 27
                                                     Cholla Industrial
                                                     Park; Lot 14 and
                                                     East 20 feet of Lot
                                                     13, Cholla
                                                     Industrial Park.

12-29-95        95-0806299       Fred Kassner        All personal
                                 (UCC)               property on Real
                                                     Property of Lot 15
                                                     El Dorado
                                                     Industrial Plaza
                                                     Unit 3; Lot 27
                                                     Cholla Industrial
                                                     Park, Lot 14 and
                                                     East 20 feet of Lot
                                                     13, Cholla
                                                     Industrial Park.

Debtor:  IPEC Westech

None

Debtor:  Integrated Process Equipment Corporation

12-29-95        95-0806297       Fred Kassner        Deed of Trust on
                                 Deed of Trust       Lots 6, 7, 8 and
                                 (Secures            part of Lot 9, Rio
                                 $10,000,000 note)   Salado Gateway
                                                     Center.

12-29-95        95-0806300       Fred Kassner        (UCC Fixture
                                                     Filing) All
                                                     property on real
                                                     property on Lots 6,
                                                     7, 8 and part of Lot
                                                     9, Rio Salado
                                                     Gateway Center.

File Date        Filing No.       Secured Party          Collateral             Action
- ---------        ----------       -------------          ----------             ------
Jurisdiction: CALIFORNIA SECRETARY OF STATE

Debtor:  Athens Corporation

09-30-94         9428860395       Integrated Process     Blanket filing on all
                                  Equipment              assets.
                                  Corporation
07-06-93         93135128         Ally Capital           All equipment,         Need Partial
                                  Corporation            inventory, general     Release as to
                                                         intangibles.           equipment
                                                                                not subject
                                                                                to Lease, and
                                                                                release of
                                                                                inventory
                                                                                and
                                                                                intangibles.

Debtor:  Integrated Process Eguipment Corp.

04-11-95         9510260391       Fred Kassner           All accounts,
                                                         receivables,
                                                         including location
                                                         at 911 Bern Court,
                                                         San Jose, CA
                                                         95112.

12-29-95         9600260358       Fred Kassner           AB personal
                                                         property, leases,
                                                         equipment,
                                                         inventory, accounts,
                                                         trade names,
                                                         patents, general
                                                         intangibles, all
                                                         proceeds.

Jurisdiction: SAN DIEGO COUNTY, CALIFORNIA

Debtor:  Athens Corp.
09-30-94         1994-0581095     Integrated Process     Blanket Filing On
                                  Equipment Corp.        AU Assets.

Jurisdiction: OREGON SECRETARY OF STATE
Debtor: Gaard Automation, Inc.
None

File Date     Filing No.     Secured Party     Collateral          Action
- ---------     ----------     -------------     ----------          ------

Jurisdiction: CONNECTICUT SECRETARY OF STATE
Debtor: Hughes Danbury Optical System, Inc.
None
Debtor: IPEC Precision, Inc.
None

                                                                   SCHEDULE 7.14
                                                                              to
                                                                  LOAN AGREEMENT

                       List of Patents, Trademarks, Etc.

                               SEE ATTACHED PAGES:
                               LISTING OF PATENTS


                    [Intentionally omitted from closing book]

                         [WELLS FARGO BANK LETTERHEAD]



Commercial Banking
100 West Washington
P.0. Box 53456
Phoenix,  AZ 85072-3456
(602) 528-6000
Outside Phoenix Metro Area 1 (800) 288-2288



April 24, 1996


Integrated Process Equipment Corp.
4717 East Hilton Avenue
Phoenix, Arizona 85034
Attention: Mr. John S. Hodgson
           Vice President and Chief Financial Officer


          Re: Closing Undertakings


Ladies and  Gentlemen:

     We refer to the Loan Agreement dated April 24, 1996 (the "Loan Agreement") by and among Integrated Process Equipment Corp., the other Borrowers named therein, and First Interstate Bank of Arizona, N.A., as the Bank and the Agent. Capitalized terms used without definition herein shall have the meanings attributed to such terms in the Loan Agreement. Wells Fargo Bank is the successor to First Interstate Bank of Arizona, N.A.

     In connection with the closing under the Loan Agreement, the Agent, the Bank and the Borrowers desire to set forth their mutual understanding and agreement regarding certain matters relating to or arising under the Loan Agreement and the other Loan Documents, as follows:

          1. The Agent has provided to the Parent a copy of an amended title commitment report of First American Title Insurance Company relating to the real property located at 4717 East Hilton Avenue, Phoenix, Arizona. At page 5 of such commitment, the report indicates that certain taxes for the first half of 1995 are currently delinquent. The Parent hereby undertakes to pay such taxes, plus interest and any other charges thereon, not later than April 30, 1996 or contest the taxes in accordance with the terms of the Loan Agreement, and to promptly furnish evidence of such payment to the Agent.

          2. The Borrowers will, as soon as practicable, cause Ally Capital Corp. to amend the UCC financing statement filed with the California Secretary of State (file number 93135128) so that

Integrated Process
Equipment Corp.                        -2-                        April 24, 1996


the said financing statement does not purport to cover any collateral that is not subject to the Master Lease Agreement identified on that financing statement, and shall specifically delete any reference to inventory and general intangibles.

          3. The Borrowers acknowledge that the Agent and the Banks desire to file notice of the Agent's security interest in the patents, trademarks and similar intellectual property of the Borrowers. Borrowers agree to instruct their patent counsel to promptly coordinate with the Agent's counsel, Brown & Bain, P.A., to effect security filings in the U.S. Patent and Trademark Office, and acknowledge that the said filing and related costs and expenses (including reasonable attorney's fees) shall be the responsibility of the Borrowers, and not the Agent or the Bank.

          4. The Bank agrees to cause First Interstate Bank of Oregon, N.A. to release the UCC financing statement bearing filing number N70207 filed with the Oregon Secretary of State.

     Please evidence your agreement with the foregoing by your signature below.

                                        Very truly yours,

                                        FIRST INTERSTATE BANK OF ARIZONA, N.A.



                                        By: /s/ Signature Illegible
                                            ------------------------------------

                                        Title:
                                               ---------------------------------


AGREED to this
24th day of April, 1996

INTEGRATED PROCESS EQUIPMENT CORP.
IPEC PLANAR PHOENIX, INC.
IPEC PLANAR PORTLAND, INC.
IPEC CLEAN, INC.
IPEC PRECISION, INC.



By:  /s/ John S. Hodgson
     ----------------------------------
     Name: John S. Hodgson
           Vice President
           and Chief Financial Officer

                         [WELLS FARGO BANK LETTERHEAD]

Commercial Banking
100 West Washington
P.O. Box 53456
Phoenix, AZ 85072-3456
(602) 528-6000
Outside Phoenix Metro Area 1 (800) 288-2288


May 31, 1996

Integrated Process Equipment Corp.
4717 East Hilton Avenue
Phoenix, Arizona 85034
Attention: Mr. John S. Hodgson
           Vice President and
           Chief Financial Officer


           Re: Limited Waiver of Covenant
               (Loan Agreement Section 8.1(e))


Ladies and Gentlemen:

         We refer to the Loan Agreement dated April 24, 1996 (the "Loan Agreement") by and among Integrated Process Equipment Corp., the other
Borrowers named therein, and First Interstate Bank of Arizona, N.A., as the Bank and the Agent. Capitalized terms used without definition herein shall have the meanings attributed to such terms in the Loan Agreement. Wells Fargo Bank is the successor to First Interstate Bank of Arizona, N.A.

         The Borrowers have asked the Bank to modify Section 8.1(e) of the Loan Agreement and to waive the requirement therein that Parent deliver to the Agent not later than 31 days prior to Parent's fiscal year end (commencing with the fiscal year ending June 30, 1996), consolidating statements of financial projections of income and cash flow for the Parent and the Subsidiaries for each quarter in such fiscal year and a forecasted consolidated balance sheet of Parent and the Subsidiaries, together with supporting assumptions, as at the end of each fiscal quarter of the next fiscal year, and at the end of such fiscal year (collectively, herein referred to as the "Forecasts"). The Bank hereby agrees to waive compliance with Section 8.1 (e) of the Loan Agreement until 1:00 p.m., Phoenix time, on June 29, 1996. This waiver shall affect only the Forecasts due with respect to the Parent's fiscal year ending June 30, 1997, and not any fiscal year thereafter.

         Except as expressly set forth herein respecting the limited waiver of
Section 8.1(e) of the Loan Agreement, the terms and conditions of the Loan Agreement shall remain in full force and effect in all respects.

Integrated Process
Equipment Corp.                       -2-                          May 31, 1996

         Please evidence by your signature below that the foregoing is an accurate and complete statement of our agreement respecting the matters stated in this letter.

                                         Very truly yours,

                                         FIRST INTERSTATE BANK OF ARIZONA, N.A.,
                                                        as Bank and as Agent


                                         By:   /s/ Signature Illegible
                                               --------------------------------

                                         Title: Vice President
                                               --------------------------------


ACCEPTED AND AGREED to this
31st day of May, 1996

INTEGRATED PROCESS EQUIPMENT CORP.
IPEC PLANAR PHOENIX, INC.
IPEC PLANAR PORTLAND, INC.
IPEC CLEAN, INC.
IPEC PRECISION, INC.

By: /s/   John S. Hodgson
    -----------------------------------
    Name: John S. Hodgson
          Vice President
          and Chief Financial Officer

                              REVOLVING CREDIT NOTE

$30,000,000.00                                                   April 24, 1996
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned (each a "Maker" and, collectively, the "Makers"), hereby promise, jointly and severally, to pay to the order of First Interstate Bank of Arizona, N.A. (the "Bank") at the main office of the Agent (as such term and each other capitalized term used without definition herein is defined in the Loan Agreement hereinafter referred to) at 100 West Washington, Phoenix, Arizona 85003 (Attention: Commercial Banking Division, #813), in Dollars in immediately available funds, the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or the aggregate unpaid principal amount of all Advances made by the Bank pursuant to the Loan Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

         This note is a Revolving Credit Note referred to in that certain Loan Agreement dated April 24, 1996 among Makers, the Banks and the Agent (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement. Reference is made to the Loan Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby. This Note is secured by certain collateral referred to in the Security Documents.

         As provided by the Loan Agreement, Makers have the option, subject to the terms and conditions set forth in the Loan Agreement, to convert the principal balance of this Note into a Take-Out Term Loan. In the event such option is duly and timely exercised, this Note shall thereafter evidence such balance of the Take-Out Term Loan.

         After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at the Past Due Rate. Maker, jointly and severally, agree to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

         Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note shall be binding upon the Makers and their respective successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, Makers have caused this Note to be executed by their duly authorized corporate agent as of the day and year first above written.

                              INTEGRATED PROCESS EQUIPMENT CORP.,
                              a Delaware corporation



                              By /s/ John S. Hodgson
                                 ----------------------------------------
                               Its  Vice President, and CFO and Secretary
                                    -------------------------------------

                              Maker's Tax Identification Number:
                              77-0257507

                              IPEC PLANAR PHOENIX, INC.,
                              a Delaware corporation



                              By /s/ John S. Hodgson
                                 ---------------------------------
                               Its  Vice President, and CFO and Secretary
                                    -------------------------------------

                              Maker's Tax Identification Number:
                              86-0282167

                                   IPEC PLANAR PORTLAND, INC.
                                   an Oregon corporation

                                   By /s/ John S. Hodgson
                                      ---------------------------------------
                                   Its  Vice President, and CFO and Secretary
                                        -------------------------------------

                                   Maker's Tax Identification Number:
                                   93-0817789

                                   IPEC CLEAN, INC.,
                                   a California corporation

                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   68-0110411

                                   IPEC PRECISION, INC.,
                                   a Delaware corporation

                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   061-443634

                                    TERM NOTE

$10,000,000.00                                                    April 24, 1996
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned (each a "Maker" and, collectively, the "Makers"), hereby promise, jointly and severally, to pay to the order of First Interstate Bank of Arizona, N.A. (the "Bank") at the main office of the Agent (as such term and each other capitalized term used without definition herein is defined in the Loan Agreement hereinafter referred to) at 100 West Washington, Phoenix, Arizona 85003 (Attention: Commercial Banking Division, #813), in Dollars in immediately available funds, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

         This note is the Term Note referred to in that certain Loan Agreement dated April 24, 1996 among Makers, the Banks and the Agent (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement. Reference is made to the Loan Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby. This Note is secured by certain collateral referred to in the Security Documents.

         After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at the Past Due Rate. Maker, jointly and severally, agree to pay all collection expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

         Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note shall be binding upon the Makers and their respective successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, Makers have caused this Note to be executed by their duly authorized corporate agent as of the day and year first above written.

                                   INTEGRATED PROCESS EQUIPMENT CORP.,
                                   a Delaware corporation


                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   77-0257507


                                   IPEC PLANAR PHOENIX, INC.,
                                   a Delaware corporation


                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   86-0282167


                                   IPEC PLANAR PORTLAND, INC.
                                   an Oregon corporation


                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   93-0817789

                                   IPEC CLEAN, INC.,
                                   a California corporation


                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   68-0110411


                                   IPEC PRECISION, INC.,
                                   a Delaware corporation


                                   By /s/ John S. Hodgson
                                      ----------------------------------------
                                    Its  Vice President, and CFO and Secretary
                                         -------------------------------------

                                   Maker's Tax Identification Number:
                                   061-443634

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT is made and delivered as of this 24th day of April, 1996, by and between INTEGRATED PROCESS EQUIPMENT CORP., a Delaware corporation ("GRANTOR"), and FIRST INTERSTATE BANK OF ARIZONA, NA., as agent ("AGENT") for the Banks that are parties to the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, Integrated Process Equipment Corporation ("IPEC"), other Borrowers, the Agent and the Banks have entered into a Loan Agreement dated as of April 24, 1996 (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "LOAN AGREEMENT") pursuant to which the Banks have agreed to extend to IPEC certain loans.

         WHEREAS, it is a condition precedent to the obligation of the Banks to extend loans to the Borrowers pursuant to the terms of the Loan Agreement that this Agreement be executed and delivered by the Grantor.

         WHEREAS, the Grantor is a wholly owned subsidiary of IPEC, and a Borrower under the Loan Agreement.

         WHEREAS, the Grantor expects to derive benefits from the extension of credit accommodations by the Banks pursuant to the Loan Agreement and finds it advantageous, desirable and in its best interests to execute and deliver this Security Agreement to the Agent.

         NOW, THEREFORE, in consideration of the premises set forth in the Loan Agreement and to induce the Banks to make loans under the Loan Agreement, Grantor hereby agrees with Agent, for the benefit of the Banks, as follows:

         1. DEFINED TERMS. As used in this Security Agreement, unless the context otherwise requires:

         "Accounts" shall have the meaning set forth in Schedule A attached hereto.

         "Code" shall mean the Uniform Commercial Code enacted in the State of Arizona as of the date hereof and as it may be amended hereafter.

         "Collateral" shall have the meaning set forth in Schedule A attached hereto.

         "Contracts" shall have meaning set forth in Schedule A attached hereto.

         "Event of Default" shall have the meaning set forth in Section 5.

         "General Intangibles" shall have meaning set forth in Schedule A attached hereto.

         "Intellectual Property" shall have the meaning set forth in Schedule A attached hereto.

         "Permitted Liens" shall mean Liens granted to Agent pursuant to this Security Agreement and other Liens permitted pursuant to the Loan Agreement.

         "Requirement of Law" shall mean as to any person, the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property as to which such person or any of its property is subject.

         All other capitalized terms used in this Security Agreement without definition shall have the meanings provided in the Loan Agreement.

         2. GRANT OF SECURITY. To secure prompt and complete payment and performance when due of the "OBLIGATION," Grantor hereby grants a first priority security interest to Agent, for the benefit of the Banks, in all of the Grantor's right, title and interest in and to all of the Collateral.

         Notwithstanding anything contained herein to the contrary, (i) the Grantor shall remain liable under the Contracts and other items included in the Collateral to the extent set forth herein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Contracts and other items included in the Collateral, and (iii) the Agent shall have no obligation or liability under the Contracts and other items included in the Collateral by reason of this Security Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         3. GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

            (a) Grantor has the authority and has obtained all approvals and consents necessary to incur the Obligation and to enter into this Security Agreement, and there is no legal restriction or agreement affecting Grantor's right to grant a security interest in the Collateral;

            (b) Grantor has and, as to Collateral acquired after the date hereof will have, good and marketable title to or valid leasehold interests in the Collateral, free and clear of all Liens, encumbrances and claims whatsoever, except for the Permitted Liens;

            (c) None of the Collateral located on the premises of a third party is subject to any tolling, processing or consignment agreement or arrangement;

            (d) All Accounts, Contracts or General Intangibles comprising Collateral are genuine, as appearing on their face, enforceable according to their terms, and to Grantor's knowledge are free of disputes, set-offs, counterclaims and defenses, and represent indebtedness, obligations, interests or property justly owing to and owned by Grantor as therein provided;

            (e) No financing statement, security agreement or other public notice covering the Collateral is or will be on file or on record in any public office, except such as may have been filed in favor of the Agent, for the benefit of the Banks, pursuant to this Security Agreement, or as may evidence a Permitted Lien, or as otherwise allowed by the Loan Documents;

            (f) This Security Agreement, when duly executed and delivered, will be a legal, valid and binding obligation of Grantor, enforceable in accordance with its terms;

            (g) Agent will, upon the making by Grantor of appropriate patent, trademark, copyright and UCC-1 security filings, have a valid and perfected first priority security interest in the Collateral;

            (h) No claim has been made that the use of the Intellectual Property by Grantor does or may violate the asserted rights of any third party;

            (i) The Grantor does business solely under its own name and the trade names and styles, if any, set forth on Schedule B attached hereto. Except as noted on said Schedule, no such trade names or styles owned by the Grantor are registered with any governmental unit; and

            (j) The chief place of business and chief executive office and the office where it keeps its books and records concerning the Collateral is located at its address set forth on the signature page hereof.

The foregoing representations and warranties shall be deemed to have been made by the Grantor on each date on which the Banks shall make an Advance, or on which an Advance is converted or continued, under the Loan Agreement, as though made hereunder as and as of such date.

         4. GRANTOR'S COVENANTS. Grantor covenants and agrees that until the Obligation is paid in full, unless the Agent shall otherwise give its prior written consent:

            (a) The Grantor will not sell, transfer, lease or otherwise dispose of or discount or factor with or without recourse, any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business and (y) so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of business of items of Equipment which have become worn out or obsolete;

            (b) The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Permitted Liens, and will defend the right, title and interest of the Agent, for the benefit of the Banks, in and to any of the Collateral against the claims and demands of all persons whomsoever, other than claims or demands of or through holders of Permitted Liens with respect to such Permitted Liens;

            (c) The Grantor shall, at its own expense, take all necessary action to collect, as and when due, all amounts due with respect to amounts payable under or with respect to the Accounts, Contracts and General Intangibles, including the taking of such action with respect to collection as the Grantor may deem advisable;

               (d) The Grantor will not (i) amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contracts as Collateral, or
(ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination);

               (e) The Grantor will not change its name or the location of its chief place of business and chief executive office unless the Agent has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Agent such financing statements and other instruments required or appropriate to continue the perfection of the Lien granted to Agent, for the benefit of the Banks, pursuant to this Security Agreement;

               (f) The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Lien granted to Agent, for the benefit of the Banks, pursuant to this Security Agreement, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (i) such taxes, charges or claims are being contested in good faith by appropriate proceedings,
(ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such taxes, charges or claims are adequately reserved against on the Grantor's books in accordance with generally accepted accounting principles;

               (g) The Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (ii) insuring the Grantor, the Agent and the Banks against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent, with losses payable to the Grantor and the Agent as their respective interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of the Agent, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days after receipt by the Agent of written notice thereof, (iii) name the Agent as an insured and (iv) be reasonably satisfactory in all other respects to the Agent;

               (h) The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Contracts and General Intangibles;

               (i) The Grantor will promptly notify the Agent of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof;

               (j) The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided, however, that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's rights or the priority of its Liens on the Collateral;

               (k) The Grantor will immediately notify the Agent of any additional state in which any item of Collateral is hereafter located. The Grantor will from time to time at the request of the Agent provide the Agent with current lists as to the locations of the Collateral. The Grantor will not permit any Collateral or any records pertaining to collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Lien granted to Agent pursuant to this Security Agreement;

               (l) The Grantor will at all reasonable times permit the Agent or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor's books and records concerning the Collateral, wherever located. The Grantor will furnish to the Agent a report on its Accounts, Contracts and General Intangibles naming the Account debtors or other obligors thereon, the amount due and the aging thereof in accordance with the Loan Agreement. Following an Event of Default that is continuing, the Agent or its designee is authorized to contact Account debtors from time to time and other Persons obligated on any such Collateral to verify the existence, amount and/or terms of such Collateral;

               (m) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect and protect the Lien granted by this Security Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Security Agreement and the Lien granted to Agent pursuant to this Security Agreement, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion);

               (n) The Grantor will pay, and save the Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, or (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral. In any suit, proceeding or action brought by the Agent under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor; and

               (o) Grantor shall not sell, assign, transfer or otherwise convey any of its rights or delegate any of its obligations or duties under this Agreement, and any attempted sale, assignment, transfer, conveyance or delegation shall be void, and an Event of Default under Section 10.1 of the Loan Agreement.

       5. EVENTS OF DEFAULT. An "Event of Default" shall mean the occurrence or existence of any one or more of the following:

               (a) If an "Event of Default" as described in Section 10.1 of the Loan Agreement exists.

               (b) Any representation or warranty made under this Security Agreement, or in any certificate or statement furnished or made to Agent pursuant hereto or in connection herewith, shall prove to have been untrue, inaccurate, misleading or incomplete in any material respect as of the date made or deemed made.

               (c) Any failure or neglect to perform or observe any of the covenants or agreements of Grantor herein, and such failure or neglect either cannot be remedied or, if it can be remedied. such remedy is not promptly commenced and diligently and in good faith prosecuted to completion within 30 days after notice thereof to Grantor.

       6. AGENT'S AUTHORITY.

               (a) Grantor authorizes Agent to do the following from time to time, without notice or demand to Grantor, and without affecting Grantor's liability hereunder or on the Obligation:

                   (i) Take and hold security, other than the Collateral, for the payment of the Obligation or any part thereof;

                   (ii) Assign or negotiate any of the Obligations as permitted under and pursuant to the Loan Agreement and, in the case of such transfer, deliver the whole or any part of the Collateral to the transferee who shall succeed to all the powers and rights of Agent in respect thereof; and

                   (iii) Delay exercising or not exercise any right or remedy under this or any other agreement, without waiving that or any other past, present or future right or remedy.

In addition, if an Event of Default exists, Grantor also authorizes Agent to do the following:

                   (i) Notify any obligor or account debtor on an instrument or Account that is part of the Collateral to make payment to Agent for the benefit of the Banks;

                   (ii) Demand, sue for, collect, or make any compromise or settlement with reference to the Collateral, and any interest, dividends, principal payments, benefits and other sums payable on account of the Collateral, as Agent in its sole discretion chooses;

                   (iii) Insure, process and preserve all or any part of the Collateral;

                   (iv) Collect by legal proceedings or otherwise, and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable with respect to or on account of the Collateral;

                   (v) Make any payment and perform any agreement undertaken by Grantor, and expend such sums and incur such expense, including reasonable attorney's fees and legal expenses, as Agent deems advisable;

                   (vi) Transfer the Collateral into its own name or into the name of one of its nominees;

                   (vii) Apply the Collateral or other security, and direct the order or manner of sale thereof as Agent in its discretion may determine;

                   (viii) Receive premiums and proceeds of insurance covering the Collateral, and Grantor hereby directs insurers to pay any return or unearned premium becoming due on any such insurance to Agent, and irrevocably appoints Agent by any of its officers as Grantor's attorney-in-fact, upon ten
(10) business days written notice to Grantor, to cancel such insurance and to endorse and sign any instrument payable to Grantor or required to obtain such insurance premium or proceeds; and

                   (ix) Take any action it deems advisable, and exercise all the rights, powers and remedies of an owner with respect to all or any part of the Collateral.

       7. LIMITATIONS ON AGENT'S DUTIES. Agent makes no express or implied warranties, including warranties of merchantability or fitness, for any of the Collateral delivered or released to Grantor. Agent's duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of Collateral in its possession, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services or take any action in connection with the management of the Collateral. Such care as Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Agent's possession. As appropriate, commercially reasonable preparation or processing of the Collateral includes completing or continuing any operation necessary to the sale or other disposition of the Collateral.

       Neither Agent nor its correspondents or agents shall have any responsibility or liability for:

               (a) The form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of or in any way relating to the Collateral, or any signature thereon;

               (b) Making any presentment, demand or protest, or giving notice, in connection with any obligation or evidence of indebtedness held by it as part of the Collateral or in connection with the Obligation;

               (c) The description or misdescription, quantity, weight, quality, condition, packing, delivery or value of property or goods represented, or purported to be represented, by documents or instruments;

               (d) The performance or nonperformance of any contract or obligation of carriage, storage, insurance or otherwise, relating thereto;

               (e) The consequences arising out of any error, interruption, delay, mutilation or loss in transit of cables, telegrams, letters, instruments or documents, including errors in translation or interpretations;

               (f) Obligations imposed by foreign laws, customs or regulations;
or

               (g) Consequences arising out of acts or decisions of public authorities, strikes, lockouts, riots, wars, acts of God or other causes beyond the control of Agent, its correspondents or agents.

       8. AGENT'S REMEDIES. Upon the occurrence of one or more Events of Default, and anytime thereafter, without demand or notice of any kind (all of which are hereby expressly waived), Agent (and its agents) shall have the rights and remedies of a secured creditor, and Grantor shall have the rights and duties of a debtor, provided to them under the Code, and Agent may, at its election and in addition to all other rights, powers and privileges and notwithstanding any cessation of Grantor's liability or any bar of any statute of limitations (which Grantor hereby waives to the fullest extent permitted by law):

               (a) Exercise all rights, privileges or remedies available to Agent hereunder or under the Loan Agreement or as may be provided by applicable law or in equity;

               (b) Terminate any agreement for financial accommodation;

               (c) As appropriate, take immediate possession of the Collateral, without notice and with or without resort to legal process, and for such purpose Agent may enter upon any premises on which the Collateral or any part thereof may be situated and remove it therefrom or render the Collateral unusable, and upon Agent's demand, Grantor shall assemble the Collateral and make it available at a reasonably convenient place designated by Agent;

               (d) Remove any and all Collateral from the state or country in which it may be held to any other state or country, and there be dealt with by Agent as provided in this Security Agreement;

               (e) Transfer any part of the Collateral or any voting securities constituting all or any part of the Collateral into the name of Agent for the purpose of exercising its rights with respect to such Collateral or voting said securities as Agent may determine in its sole discretion, provided, however, that such transfer shall not be deemed a retention of such securities in satisfaction of the obligations secured hereunder unless written notice to that effect is given by Agent to Grantor;

               (f) Lease or license all or any part of the Collateral, or sell, assign and deliver all or any part of the Collateral at public or private sale (regardless whether the Collateral is present at the place of sale), and at any sale or disposition of the Collateral, Agent (and the Banks) may bid and become a purchaser at any public sale, and may accept a trade of property for all or a portion of the sale price;

               (g) Make or have made any repairs deemed necessary or desirable, the cost of which is to be charged to the Grantor;

               (h) Realize upon insurance policies with respect to the Collateral with a cash surrender value, securities, instruments or documents that will be redeemed by the issuer upon surrender, with notice to Grantor; and

               (i) Apply the Collateral, or the proceeds of any disposition of Collateral, towards the satisfaction of the Obligation in any manner and in any order that Agent, in its sole discretion, chooses including, without limitation, retaining the Collateral in satisfaction of the Obligation in accordance with
Section 47-9505(b) of the Code by sending written notice of such election to Grantor (but unless such written notice is sent, retention of the Collateral shall not be in satisfaction of any of the Obligation).

Upon a failure by Grantor in so doing, Agent may obtain physical damage/loss insurance (protecting Agent only if it chooses), pay taxes, assessments, Liens, fees, charges or encumbrances, and order and pay for repairs or spend any amounts necessary to maintain the Collateral in Grantor's exclusive possession and in good condition and repair, and all amounts so expended shall, with interest thereon at the rate applicable upon default as provided in the Loan Agreement, constitute part of the Obligation and shall be immediately due and payable. No such act or expenditure by Agent shall relieve Grantor from the consequences of such default. The making of any such payment or the performance of any obligation on behalf of Grantor shall constitute prima facie evidence of the necessity and the reasonableness therefor.

       If notice to Grantor is required, Agent shall give written notice to Grantor not less than thirty (30) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made by mailing such notice to Grantor at the address designated with Grantor's signature below (and Grantor acknowledges and agrees that such notice is reasonable under Section 9-504 of the UCC). Any excess proceeds of Collateral remaining after satisfaction of Obligation shall be applied and distributed as provided in the Loan Agreement, but Grantor shall continue to be liable for any deficiency remaining after application of the Collateral or proceeds thereof to the Obligation, together with interest thereon at the Past Due Rate.

       9. WAIVERS. Grantor waives:

               (a) Any right to require Agent to proceed against any person, exhaust any Collateral, or pursue any other remedy in Agent's power;

               (b) Any requirement that any guarantor be required to be joined in any action brought to enforce the Obligation by this agreement, and any requirement that Grantor be joined in any action to enforce the liability of a guarantor;

               (c) Any defense arising by reason of any disability or other defense of Grantor, or any other person, or by reason of cessation from any cause whatsoever of the liability of Grantor or any other person;

               (d) Any right to enforce or compel the enforcement of any remedy which Agent now has or may hereafter have against Grantor or against any other person; and

               (e) Any benefit of and any right to participate in the Collateral or other security whatsoever now or hereafter held by Agent or any Bank. Until all of the Obligation shall have been satisfied and paid in full, Grantor shall not have any right of subrogation.

       10. SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, and all of the obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

               (a) Any lack of validity or enforceability of any of the Loan Documents or any other agreement relating thereto;

               (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation or any other amendment or waiver of or any consent to any departure from any of the Loan Documents;

               (c) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligation; or

               (d) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest or lien.

       11. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall

               (a) Remain in full force and effect until the later to occur of
(i) payment in full in cash or in another manner acceptable to Agent and termination of the Obligation, and (ii) the expiration or termination of the Loan Agreement,

               (b) Be binding upon and inure to the benefit of, and be enforceable by, the Grantor, its successors and assigns, and

               (c) Be binding upon and inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns. Upon (i) the payment in full in cash or in another manner acceptable to Agent and termination of the Obligation then outstanding, and (ii) the expiration or termination of the Loan Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

       12. GOVERNING LAW. This agreement shall be deemed to have been made in the State of Arizona and the validity of this agreement and the construction, interpretation, and enforcement hereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Arizona, without regard to principles of conflicts of law, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Arizona.

       13. CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS; JURISDICTION; WAIVER OF JURY TRIAL. Any suit, action or proceeding against Grantor with respect to, or arising in any way from, this Security Agreement, the Collateral or any other Loan Document, or any judgment entered by any court in respect thereof, may be brought in any of the courts of the State of Arizona in Maricopa County, or in the United States courts located in the State of Arizona as the Agent in its sole discretion may elect, and Grantor hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Grantor hereby irrevocably waives any objections which is may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement, the Collateral or any other Loan Document brought in any of the courts located in Maricopa County in the State of Arizona. GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COLLATERAL OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE GRANTOR AGREES THAT THIS PARAGRAPH 13 IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND ACKNOWLEDGES THAT THE BANKS WOULD NOT EXTEND TO THE GRANTOR ANY FINANCIAL ACCOMMODATIONS UNDER THE LOAN AGREEMENT IF THIS
PARAGRAPH 13 WERE NOT PART OF THIS SECURITY AGREEMENT.

       14. TERMS OF AGREEMENT. GRANTOR UNDERSTANDS AND EXPRESSLY AGREES THAT THIS SECURITY AGREEMENT HAS BEEN FREELY AND VOLUNTARILY ENTERED INTO, AND THAT NO ORAL OR WRITTEN REPRESENTATIONS OR PROMISES OF ANY KIND, UNLESS SPECIFICALLY CONTAINED IN THIS SECURITY AGREEMENT, HAS BEEN MADE BY AGENT OR ANY BANK TO INDUCE OR OTHERWISE INFLUENCE GRANTOR TO ENTER INTO THIS AGREEMENT. GRANTOR EXPRESSLY AGREES THAT THIS AGREEMENT IS NOT EXECUTED PURSUANT TO ANY DURESS, AND IS EXECUTED IN MUTUAL GOOD FAITH BETWEEN THE PARTIES AND IS NOT GIVEN OR INTENDED TO HINDER, DELAY OR DEFRAUD ANY CREDITOR, OR TO CONTRAVENE ANY OF THE BANKRUPTCY LAWS OF THE UNITED STATES PERTAINING TO FRAUDULENT CONVEYANCES OR ANY OTHER APPLICABLE LAWS.

       15. MISCELLANEOUS AGREEMENTS. Grantor and Agent agree to the following:

               (a) Notices shall be given in accordance with the Loan Agreement;

               (b) Acceptance by Agent of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of Agent, nor a release of any of the Obligation;

               (c) The waiver of any breach or Event of Default by Grantor under any of the terms of this Security Agreement shall not be deemed to be a waiver of any subsequent breach or Event of Default on the part of Grantor under this Security Agreement.

               (d) If Collateral is made available to Grantor, and if items of Collateral are goods in possession of a bailee (subject to a non-negotiable document) or are documents representing goods (subject to a negotiable document), such entrustment shall be deemed for the sole purpose of ultimate sale or exchange, or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it in a manner preliminary to its sale or exchange, or if instruments, is for the purpose of ultimate sale or exchange or of presentation, collection, renewal or registration of transfer;

               (e) No agency, fiduciary, representative or partnership relationship exists between the Grantor on the one hand, and Agent or any Bank on the other hand;

               (f) Inapplicability or unenforceability of any provision of this Security Agreement shall not limit or impair the operation or validity of any other provision of this Security Agreement;

               (g) This Security Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof;

               (h) This Security Agreement is intended to represent the mutual intent of the parties thereto and no rule of strict construction shall be applied against any party;

               (i) TIME IS OF THE ESSENCE HEREOF;

               (j) Grantor agrees that the Loan Documents shall be deemed to include this Security Agreement, and in the event of a conflict between any of the provisions of this Security Agreement and any provisions of the other Loan Documents, the provisions of the Loan Agreement shall control in the absence of manifest error;

               (k) In the event that any time after the Effective Date, Agent or any Bank is for any reason compelled to surrender to any Person all or any portion of any of the Collateral or any payments received by them as contemplated by this Security Agreement, because the same (or any portion thereof) is determined to be void or voidable as a fraudulent transfer, a preference, or a diversion of trust funds or for any other reason, then, to the extent any of such Collateral or any of such payments are compelled to be surrendered, any Obligation, deemed to have been satisfied and discharged, the Loan Documents, and any promissory notes which have been cancelled, as the case may be, will be reinstated with the same force and effect as though they had continued in full force and effect notwithstanding the receipt of any of such Collateral or any of such payments, and any action taken by Agent in reliance upon or by reason of any of the receipt of any of such Collateral or any of such payment or payments shall be without prejudice to Agent's rights under the Loan Documents, or any Note, as the case may be, and such action shall be deemed to have been conditioned upon the receipt of all of such Collateral or any of such payment or payments to Agent and the Banks having become final and irrevocable;

               (l) No provision of this Security Agreement shall be amended, waived, or modified except by an instrument in writing signed by the Grantor and Agent;

               (m) No delay or omission on the part of Agent in exercising any right shall operate as a waiver of such right or any other right; and a waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion;

               (n) The rights of Agent under this Agreement are assignable in part or in whole, as provided in the Loan Agreement, and any assignee of Agent shall succeed to and be possessed of the rights of Agent hereunder to the extent of the assignment made; and

               (o) This Security Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

               (p) The captions of the various sections and paragraphs of this Security Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Security Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Security Agreement.

       IN WITNESS WHEREOF, Grantor and Agent have each executed this Security Agreement as of April 24, 1996.

                             INTEGRATED PROCESS EQUIPMENT CORP.,
                             a Delaware corporation


                             By  /s/John S. Hodgson
                                ------------------------------------------------
                                 Name:      John S. Hodgson
                                 Title:     Vice President and
                                            Chief Financial Officer

                             Grantor's Address:

                             4717 East Hilton Avenue
                             Phoenix, Arizona 85034
                             Attention: John S. Hodgson
                                        Vice President & Chief Financial Officer
                             Telephone: (602) 517-7200
                             Telefacsimile: (602) 517-6016

                             FIRST INTERSTATE BANK OF ARIZONA, N.A.,
                             as Agent


                             By  /s/Kevin C. Halloran
                                ------------------------------------------------
                                 Name:      Kevin C. Halloran
                                 Title:     Vice President

                             Agent's Address:

                             Post Office Box 29742
                             Phoenix, Arizona 85038-9742
                             Attention: Kevin C. Halloran
                             Commercial Banking Division #813
                             Telephone: (602) 528-6630
                             Telefacsimile: (602) 229-4409

                                   SCHEDULE A
                          to Security Agreement between
                 INTEGRATED PROCESS EQUIPMENT CORP. ("GRANTOR")
   and FIRST INTERSTATE BANK OF ARIZONA, N.A. As Agent for the Banks ("AGENT")


                                   COLLATERAL


       All of the property described below in, to or under which GRANTOR now has or hereafter acquires any right, title or interest, whether present, future or contingent and in GRANTOR's expectancy to acquire such property (all of the property described on this schedule is herein called the "COLLATERAL"):

       (a) all accounts. instruments, chattel paper and general intangibles (as such terms are defined in the Arizona Uniform Commercial
               Code), arising directly or indirectly from the sale, lease, license or rental of goods or the sale or provision of services by GRANTOR, together with all proceeds, collections, guaranties and other security therefor, all right, title and interest of GRANTOR in the goods that gave rise thereto, including the right to stoppage in transit, all returned, rejected, rerouted or repossessed goods, the sale or lease of which shall have given rise to any, account or any such instrument or chattel paper and all proceeds thereof and all of GRANTOR's books and records relating thereto ("ACCOUNTS");

       (b) all inventory, goods, merchandise, materials, raw materials, goods in process, finished goods. packaging and shipping materials and other tangible personal property whether now or hereafter in existence ("INVENTORY"), and held for sale or lease, or to be or actually furnished under contracts for service or consumed in GRANTOR's business, whether or not such inventory be in the constructive or actual possession or custody of GRANTOR, whether or not GRANTOR holds legal title thereto, and whether any such inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse, together with any and all proceeds resulting from the sale or other disposition thereof, and all books and records pertaining thereto;

       (c) all equipment, accessories, appliances, apparatuses, spare parts, supplies, materials, blueprints, specifications and maintenance records related thereto, wherever situated, together with all goods appertaining or attached, or kept or used or intended for use in connection therewith, and all property substituted or exchanged for any and all of the foregoing, including, without limitation, all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard, soft and optical disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, together with all firmware associated with such property, all documentation (including manuals, guides and specifications) with respect to such property, and all rights with respect to all of the foregoing, including without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights, indemnifications and model conversions of any of the foregoing, all furniture and fixtures; and all improvements to, replacements of, and additions to any and all of the foregoing ("EQUIPMENT").

       (d) all Intellectual Property, including without limitation, (i) all registered and unregistered patents, patent rights, trademarks, service marks, trade names, brand names, fictitious names, certification marks, slogans, names, letters, marks, logos and symbols, and all applications for registration or renewal of registration of any of the foregoing, used, owned or claimed by or licensed to Grantor; (ii) all copyright registrations, copyright applications and material unregistered copyrights; and
               (iii) all inventions, processes, designs, formulae, techniques, trade secrets, know-how, confidential information and other proprietary rights, together with all manufacturing prototypes, blueprints, specifications, drawings, photomasters, documasters, engineering data, procedures, tests and standards and all recorded knowledge evidencing the same necessary for or material to the conduct of the business of Grantor ("INTELLECTUAL PROPERTY");

       (e) all of GRANTOR's Deposits (whether or not evidenced by a certificate with Agent) and all of GRANTOR's personal property coming into the hands of or under the control of Agent in any manner, including securities held by, deposited with, assigned or pledged to Agent, and all interest, dividends, stock rights, stock dividends, benefits and other property or rights to which GRANTOR may become entitled by virtue of the ownership thereof;

       (f) all rights under and interests in any lease, license or rental agreement pertaining to inventory, equipment or Intellectual Property that are retained or reserved to GRANTOR, and all reversion or similar interests in property that is subject to lease, license or rental agreement;

       (g) any and all agreements to which the Grantor is a party, now existing or hereafter entered into, as the same may from time to time be amended, supplemented or otherwise modified (including
               (a) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Grantor to perform and to exercise all remedies thereunder)("CONTRACTS");

       (h) all rights as unpaid seller or lienor that arise in connection with any of the Collateral, including the rights of replevin, reclamation and stoppage in transit, and the right to sue or file mechanics' or materialmen's liens in the name of GRANTOR or otherwise for the unpaid balances due thereunder,

       (i) all tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

       (j) all ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

       (k) all claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

       (1)     all accessions to any of the Collateral;

       (m)     all real property of the Grantor whether owned or leased.

       (n) all general intangibles arising by virtue of the foregoing owned or held by or in the name of GRANTOR ("GENERAL INTANGIBLES");

       (o)     all property substituted or exchanged for the foregoing; and

       (p) all proceeds of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.

       "GRANTOR's Deposits" shall include: (i) depository and other accounts of GRANTOR; (ii) any successor and/or replacement account(s), and any and all securities (including, without limitation, treasury notes, treasury bills, stocks, bonds, options, futures, and investment contracts of every kind and nature, whether similar or dissimilar to the foregoing), money, instruments, documents, goods, chattel paper, accounts, general intangibles, deposit accounts and other property and rights of any nature now or hereafter held in or in connection with or constituting part of such account(s), (iii) all certificates and instruments issued with respect to any property of GRANTOR referred to in subsection (ii); (iv) all replacements, substitutions, interest, cash and stock dividends, warrants, options, or other rights and amounts paid, accrued, received, receivable or distributed with respect to any property of GRANTOR referred to in subsection (ii) or (iii) from time to time; and (v) with respect to the foregoing, all proceeds thereof, including without limitation insurance proceeds and payments under the Securities Investor Protection Act of 1970, as amended.

                                   Schedule B

                            [Trade Names and Styles]

Trade Name                      Registered With           Registration Number
or Style                        (if applicable)           (if applicable)
- --------                        ---------------           ---------------